Exhibit 99.2
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
SAFEGUARD SCIENTIFICS, INC.
SAFEGUARD DELAWARE, INC.
SAFEGUARD 2001 CAPITAL, L.P.
SRA VENTURES, LLC
SRA INTERNATIONAL, INC.
SYSTEMS RESEARCH AND APPLICATIONS CORPORATION
MANTAS, INC.
I-FLEX SOLUTIONS, LTD.
I-FLEX AMERICA, INC.
AND
MANDARIN ACQUISITION CORP.
Dated as of August 14, 2006

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(continued)

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		Page
Section 10.7	Governing Law; Choice of Forum; Waiver of Jury Trial	74
Section 10.8	Severability	74
Section 10.9	Specific Performance	74
Section 10.10	Expenses	74
Section 10.11	Miscellaneous	75

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AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (as amended, restated or supplemented from time to time, this “Agreement”) is made as of August 14, 2006, by and among Safeguard Scientifics, Inc., a Pennsylvania corporation (“SFE”), Safeguard Delaware, Inc., a Delaware corporation (“SDI”, and in its capacity as such, the “Stockholder Representative”), Safeguard 2001 Capital, L.P., a Delaware limited partnership (“Safeguard Capital”), SRA Ventures, LLC, a Delaware limited liability company (“SRAV”), SRA International, Inc., a Delaware corporation (“SRAI”), Systems Research and Applications Corporation, a Virginia corporation (“SRAC”), Mantas, Inc., a Delaware corporation (the “Company”), i-flex solutions, ltd., a corporation organized under the laws of India (“i-flex”), i-flex America, inc., a corporation organized under the laws of Delaware (“Parent”) and Mandarin Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
RECITALS OF THE PARTIES:
     WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the “Merger”) of Merger Sub with and into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company to be the surviving corporation of the Merger;
     WHEREAS, the Board of Directors of the Company has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and all if its stockholders (the “Stockholders”), (ii) approved this Agreement, the Merger, and the other transactions contemplated by this Agreement and (iii) recommended that the Stockholders adopt and approve this Agreement and the other transactions contemplated by this Agreement, and approve the Merger;
     WHEREAS, SDI and SRAV are stockholders of the Company; Safeguard Capital, SRAI and SRAC are members of SRAV; and SDI, SRAV, Safeguard Capital, SRAI and SRAC are collectively referred to herein as the “Principal Stockholders”;
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:
ARTICLE 1
THE MERGER
     Section 1.1 The Merger. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to herein as the “Surviving Corporation.”

     Section 1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place as promptly as practicable, but no later than five (5) business days, following the satisfaction or waiver of the conditions set forth in Article 8 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York, unless another place or date is agreed to by Parent and the Company. The date upon which the Closing occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a properly completed and executed Certificate of Merger satisfying the requirements of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the “Effective Time”).
     Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become debts and liabilities of the Surviving Corporation.
     Section 1.4 Certificate of Incorporation; By-laws.
     (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be in the form of Exhibit A until thereafter amended as provided by applicable Law (as defined below) and such Certificate of Incorporation.
     (b) At the Effective Time, the By-laws of Merger Sub shall be the By-laws of the Surviving Corporation until thereafter amended.
     Section 1.5 Directors and Officers. At the Effective Time and by virtue of the Merger, the director(s) of Merger Sub immediately prior to the Effective Time shall become the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time and by virtue of the Merger, the officers of Merger Sub immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation, each to hold office in accordance with the By-laws of the Surviving Corporation.
     Section 1.6 Merger Consideration; Effect on Company Capital Stock.
     (a) Subject to Sections 1.9 and 1.10 below, the aggregate consideration to be paid by Parent and Merger Sub in the Merger (the “Base Merger Consideration”) to the Stockholders and the Option Holders shall be an amount in cash equal to $122,600,000. The Base Merger Consideration, increased or decreased on account of the adjustments set forth in Section 1.10, is referred to as the “Merger Consideration.” The Merger Consideration less the Escrow Amount (as defined below) is hereinafter referred to as the “Initial Merger Consideration.” The Escrow

Amount, as such amount may be reduced through distributions in accordance with the Escrow Agreement is referred to in this Agreement as the “Subsequent Merger Consideration.”
     (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Stockholders:
          (i) each share of the capital stock of the Company (“Capital Stock”) held in the treasury of the Company shall be cancelled and extinguished without any conversion thereof, and no payment or distribution shall be made with respect thereto;
          (ii) each Stockholder shall have its shares cancelled and extinguished (except for Dissenting Shares (as defined below)) at the Closing and shall only be entitled to receive, for each share of Capital Stock owned immediately prior to the Effective Time, an amount equal to:
               (A) at Closing, in the case of each share of Class A common stock, $.001 par value per share, of the Company (“Common Stock”), an amount of cash equal to the Common Stock Per Share Initial Merger Consideration;
               (B) at Closing, in the case of each share of Series A-1 Preferred Stock, par value $.001 per share (“Series A-1 Preferred”), Series B-1 Preferred Stock, par value $.001 per share (“Series B-1 Preferred”), Series B-3 Preferred Stock, par value $.001 per share (“Series B-3 Preferred”), Series C-1 Preferred Stock, par value $.001 per share (“Series C-1 Preferred”), and Series D Preferred Stock (“Series D Preferred”), the respective amounts of cash set forth on the Allocation Schedule (as defined below) (collectively, the “Initial Preferred Stock Amount”);
               (C) subsequent to the Closing in accordance with Section 1.9, in the case of each share of Common Stock held by a Principal Stockholder, an amount of cash from the Escrow Account equal to the Subsequent Per Share Merger Consideration (as defined below); and
               (D) subsequent to the Closing in accordance with Section 1.9, in the case of each share of Series A-1 Preferred, Series B-1 Preferred, Series B-3 Preferred, Series C-1 Preferred and Series D Preferred, the respective amounts of cash set forth on the Allocation Schedule (as defined below).
          (iii) Subject to the provisions set forth in Section 1.7, each Option Holder (as defined below) shall be entitled to receive, at the Closing for each In-the-Money Company Option owned immediately prior to the Effective Time, the amount of cash set forth in Section 1.7 below.
     (c) The cash amounts, if any, paid or payable upon the surrender for exchange of shares of Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Capital Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     (e) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.
     Section 1.7 Options.
     (a) Prior to the Closing, the Company shall provide notice, in accordance with the terms of the applicable employee incentive plan or agreement, to each holder of an Option (as defined in Section 3.3(b) below), each as listed on Section 3.3 of the Company’s Disclosure Schedule hereto (each a “Company Option”), that each such In-the-Money Company Option, upon the Closing, shall be cancelled and extinguished in exchange for an amount in cash equal to the Option Consideration, whether or not then exercisable, payable in accordance with Section 1.6 and this Section 1.7, subject to required withholding taxes (collectively, the “Option Holder Allocation”). The Option Consideration shall be paid in cash by Parent at the Closing to the Company and, immediately after the Closing, the Company shall pay to each holder of an In-the-Money Company Option (each an “Option Holder”) his or her respective Option Consideration through the Company’s ordinary payroll practices, in settlement of the surrender and cancellation of each such Option. Parent or the Company may deduct and withhold from the consideration otherwise payable to each such Option Holder the amount, if any, the Company is required to deduct and withhold with respect to the making of such payment under the backup withholding provisions of Section 3406 of the Internal Revenue Code of 1986, as amended (the “Code”) or the provisions of Sections 1441 and 1442 of the Code and the rules and regulations promulgated thereunder. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Option Holder.
     (b) Notwithstanding anything contained herein to the contrary, Parent shall only be obligated to fund and the Company shall only be obligated to make payments with respect to Options that have an exercise price per share of the Common Stock below the Common Stock Per Share Merger Consideration, whether or not such Options are vested at the Effective Time.
     (c) Prior to the Closing, the Company will cancel any Option that has an exercise price per share of Common Stock above the Per Share Merger Consideration.
     Section 1.8 Definitions. For the purpose of this Agreement, the following terms shall have the meanings herein specified:
     (a) “Fully Diluted Common Shares Amount” shall mean a number of shares of Common Stock equal to the sum of (x) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and (y) the number of shares of Common Stock issuable upon exercise, conversion and/or exchange of all securities issued and outstanding immediately prior to the Effective Time that are exercisable, convertible and/or exchangeable for shares of Company Common Stock (or other capital stock of the Company), including, without limitation, In-the-Money Company Options.

     (b) “Initial Common Stock Per Share Merger Consideration” shall mean the Common Stock Per Share Merger Consideration less the Subsequent Common Stock Per Share Merger Consideration.
     (c) “Option Consideration” shall mean, with respect to an In-the-Money Company Option, the product of (i) the Per Share Option Consideration, times (ii) the number of shares of Company Common Stock issuable upon exercise of such In-the-Money Company Option.
     (d) “Common Stock Per Share Merger Consideration” shall mean that portion of the Merger Consideration (calculated to five decimal places) allocable to each share of Common Stock set forth on the Allocation Schedule (as may be amended as provided herein), which shall be determined in accordance with the designations, rights and preferences set forth in the Company’s Certificate of Incorporation and account for the aggregate exercise prices of all In-the-Money Company Options and the Fully Diluted Common Shares Amount.
     (e) “Per Share Option Consideration” shall mean, with respect to an In-the-Money Company Option, the Common Stock Per Share Merger Consideration less the per share exercise price applicable to such Company Option, to the extent a positive number.
     (f) “Subsequent Common Stock Per Share Merger Consideration” shall mean that portion of the Subsequent Merger Consideration (calculated to five decimal places) allocable to each share of Common Stock set forth on the Allocation Schedule (as may be amended as provided herein), which shall be determined in accordance with the designations, rights and preferences set forth in the Company’s Certificate of Incorporation and account for the aggregate exercise prices of all In-the-Money Company Options and the Fully Diluted Common Shares Amount.
     (h) “In-the-Money Company Options” shall mean Company Options having an exercise price less than the Common Stock Per Share Merger Consideration.
     Section 1.9 Escrow. At the Closing, Parent shall deposit $20,000,000 (the “Escrow Amount”) of the Merger Consideration into an escrow account with an escrow agent to be mutually agreed upon by the Parent and the Stockholder Representative (the “Escrow Agent”). The Stockholder Representative, Parent and the Escrow Agent shall enter into an escrow agreement having a term through April 15, 2008 (“Escrow Agreement”) substantially in the form attached hereto as Exhibit B. Any dividends, interest, gains or other distribution earned or payable in respect of the Escrow Amount shall be considered part of the Escrow Amount.
     Section 1.10 Adjustments to the Base Merger Consideration.
     (a) The Base Merger Consideration to be delivered at the Closing to the Stockholders shall be subject to the following dollar-for-dollar reductions (or increases, if applicable):
          (i) decreased for the amount of any indebtedness for money borrowed by the Company or any of its Subsidiaries (as defined below), including, but not limited to, all obligations for borrowed money, however evidenced, and all obligations under notes, bonds, debentures or other similar debt instruments, including but not limited to principal and interest, (“Funded Debt”), outstanding at the Effective Time; provided, however, that for purposes of clarity Funded Debt will not be deemed to include trade payables, letter of credit obligations or other liabilities incurred in the ordinary course of business and included in Closing Net Working Capital;
          (ii) decreased for any amounts owed, owing or payable by the Company or any of its Subsidiaries at the Effective Time or at any time thereafter (but not paid on or before the Effective Time) to, or with respect to, any officer, director, manager, employee, agent, consultant and independent contractor of the Company or any of its Subsidiaries (as well as any similar positions with the Company or any of its Subsidiaries regardless of the title) under, pursuant to, or as a result of, (A) any employee benefit or incentive plan of the Company or any of its Subsidiaries or (B) any contract, agreement, bonus obligation, payment obligation or other arrangement with or pertaining to such persons, including, but not limited to, but without duplication, the Transaction Bonus Agreements (as defined in Section 3.39(c) below), all amounts set forth on Section 3.39 of the Company’s Disclosure Schedule, any severance arrangements, any retention programs and the like, in each case (in both clauses (A) and (B)) with the amount owed, owing or payable, arising or resulting from or triggered or caused by, the Merger and the other transactions contemplated herein, and specifically excluding any such obligations triggered by actions taken by the Company or Parent after the Effective Time or any such liabilities reflected in Closing Net Working Capital (the “Change of Control Payments”);
          (iii) increased or decreased, as the case may be, for the amount set forth in Section 1.11 below based on the Estimated Closing Balance Sheet;
          (iv) decreased in the amount set forth in the Certificate of Transaction Expenses (as defined below) for any fees and expenses accrued or incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement (other than those covered by item (ii) above), including all legal, accounting, investment banking, tax and financial advisory and all other fees and expenses of third parties (including the fees and expenses of the Broker (as defined below), Miles & Stockbridge P.C. and Pepper Hamilton LLP and all costs and expenses of the Section 382 Study (as defined below)) accrued or incurred in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby not otherwise included in the Closing Net Working Capital (the “Company Transaction Expenses”), other than (x) the cost of directors’ and officers’ liability insurance incurred in accordance with Section 8.11(a), and (y) filing fees in connection with the Antitrust Filings (as defined below) (the amounts described in the foregoing clauses (x) and (y) being “Parent Transaction Expenses”); and
          (v) increased for any Cash (as defined below) as provided for in Section 1.12 below.
          (b) Notwithstanding the foregoing, any payments made under Section 1.10(a)(i), (ii) and (iii) shall be deemed part of the Merger Consideration, whether such payments are made to the Stockholders or to other Persons in accordance with this Agreement.
          (c) Except as otherwise expressly provided in this Agreement, the parties hereto covenant and agree that no amount shall be (or is intended to be) included, in whole or in part (either as an increase or a reduction), more than once in the calculation of (including any component of) the Merger Consideration, Closing Net Working Capital or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or a reduction) would be to cause such amount to be over- or under-counted for purposes of such calculation. In addition, if as a result of the increase or decrease of the Merger Consideration as a result of an adjustment pursuant to one of the subclauses of Section 1.10(a) above, there is an additional increase or decrease pursuant to Section 1.10(a)(ii) above, such additional increase or decrease shall be taken into account when calculating the overall adjustment.
     Section 1.11 Net Working Capital Adjustments.
     (a) As at the Closing Date, the Company shall have a Closing Net Working Capital of $3,400,000 (the “Target Amount”). “Closing Net Working Capital” means (a) the sum of the current assets (including accounts receivable) other than Cash of the Company and its Subsidiaries as reflected on the Estimated Closing Balance Sheet or Final Closing Balance Sheet, as applicable, and as calculated in accordance with GAAP, plus any Parent Transaction Expenses paid by the Company prior to Closing, minus (b) the sum of the current liabilities of the Company and its Subsidiaries as reflected on the Estimated Closing Balance Sheet or Final Closing Balance Sheet, as applicable, and as calculated in accordance with GAAP, but specifically excluding any liabilities for the current portion of any Funded Debt, Change of Control Payments, and Parent Transaction Expenses. For the purposes of this Agreement, “GAAP” shall mean generally accepted accounting principles in the United States, applied on a consistent basis with past practices as set forth in the Financial Statements (as defined below). Attached hereto as Exhibit C is an example of the calculation of Closing Net Working Capital, setting forth the line items included in current assets and current liabilities, as well as the other amounts described in this Section 1.11(a).
          (b) The Company shall deliver to the Parent at least five business days prior to the scheduled Closing Date an estimated consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the “Estimated Closing Balance Sheet”), together with the Company’s estimate of Closing Net Working Capital derived therefrom. Parent may review the Estimated Closing Balance Sheet and, in connection therewith, have reasonable access to (i) the personnel and records of the Company and (ii) the personnel and work papers related to the preparation of the Estimated Closing Balance Sheet. At least two business days prior to the scheduled Closing Date, Parent will notify the Stockholder Representative and the Company whether or not it finds such estimate of Closing Net Working Capital reasonably acceptable to it. If Parent fails to notify the Stockholder Representative and the Company of any such objections in writing within such two business day period, Parent will be conclusively deemed to have concurred with the Company’s estimate of Closing Net Working Capital. If the Company’s estimate of Closing Net Working Capital is not reasonably acceptable to Parent and Parent timely notifies the Stockholder Representative and the Company of its objections in accordance with this Section 1.11(b), Parent, on the one hand, and the Stockholder Representative and the Company, on the other hand, shall promptly consult with each other in good faith and exercise commercially reasonable efforts to attempt to resolve differences in their respective analyses of the estimated Closing Net Working Capital prior to the scheduled Closing Date. If Parent, the Stockholder Representative and the Company cannot reach an agreement prior to the scheduled Closing Date on estimated Closing Net Working Capital, estimated Closing Net Working Capital shall be the midpoint of the estimated Closing Net Working Capital proposed by the Buyer, on the one hand, and the Stockholder Representative and the Company, on the other hand.
          (c) If estimated Closing Net Working Capital is within 20% of the Target Amount (either higher or lower), no adjustment to the Merger Consideration shall be made. If estimated Closing Net Working Capital is more than 20% lower than the Target Amount then the Merger Consideration and any payment by Parent to Stockholders on the Closing Date shall be reduced pursuant to Section 1.10(a)(iii) above by the amount by which the estimated Closing Net Working Capital is more than 20% lower than the Target Amount. If estimated Closing Net Working Capital is more than 20% higher than the Target Amount then the Merger Consideration and any payment by Parent to Stockholders on the Closing Date shall be increased pursuant to Section 1.10(a)(iii) above by the amount by which the estimated Closing Net Working Capital is more than 20% higher than the Target Amount.
          (d) Parent shall deliver to the Stockholder Representative, as promptly as reasonably practicable, but in any event not later than sixty (60) days after the Closing Date, the consolidated balance sheet of Company and its Subsidiaries, and the notes and schedules thereto (if any) (the “Final Closing Balance Sheet”), together with Parent’s determination of Closing Net Working Capital derived therefrom. The Final Closing Balance Sheet shall be prepared in accordance with GAAP.
          (e) The Stockholder Representative may review the Final Closing Balance Sheet and, in connection therewith, have reasonable access to the work papers related to the preparation of the Final Closing Balance Sheet, as well as to the Company and Parent personnel responsible for the preparation of the Final Closing Balance Sheet. Within twenty (20) days following the Stockholder Representative’s receipt of the Final Closing Balance Sheet, the Stockholder Representative will notify Parent in writing whether it concurs with Parent’s determination of Closing Net Working Capital or whether it has any objections thereto. If the Stockholder Representative fails to notify Parent of any such objections in writing within such twenty (20) day period, the Stockholder Representative will be conclusively deemed to have concurred with Parent’s determination of Closing Net Working Capital.
          (f) If the Stockholder Representative does not concur with Parent’s determination of Closing Net Working Capital and timely notifies Parent of its objections in accordance with Section 1.11(e), Parent, on the one hand, and the Stockholder Representative, on the other hand, shall promptly consult with each other in good faith and exercise commercially reasonable efforts to attempt to resolve differences in their respective analyses of the Final Closing Balance Sheet within ten (10) days after the Stockholder Representative notifies Parent of its objections. If Parent and the Stockholder Representative are unable to resolve their differences within such ten (10) day period, the matter shall be promptly referred to a mutually satisfactory independent accounting firm (the “Independent Accounting Firm”) who shall resolve such differences within twenty (20) days after the matter is referred to it on the basis of GAAP. The determination of the Independent Accounting Firm, including the interpretation of relevant provisions of this Agreement, will be final, binding and conclusive on the parties.
          (g) If the Independent Accounting Firm is engaged to resolve differences between the Stockholder Representative and the Parent in accordance with Section 1.11(f), the fees and expenses of such accounting firm in performing services pursuant to Section 1.11(f) shall be borne equally by Parent, on the one hand, and the Stockholder Representative (subject to reimbursement in accordance with Section 7.8), on the other hand.
          (h) (i) If the final determination of Closing Net Working Capital is less than the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above, and:
          (A) if the final determination of Closing Net Working Capital is no more than 20% above or below the Target Amount and if Parent had increased the Merger Consideration paid on the Closing Date in accordance with Section 1.11(c) above, then the Principal Stockholders shall reimburse Parent for such excess payment made on the Closing Date,
          (B) if the final determination of Closing Net Working Capital is more than 20% above the Target Amount, then the Principal Stockholders shall pay to the Parent an amount equal to the amount by which the final determination of Closing Net Working Capital is less than the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above,
          (C) if the estimated Closing Net Working Capital was not more than 20% below the Target Amount and the final determination of Closing Net Working Capital is more than 20% below the Target Amount, then the Principal Stockholders shall pay to the Parent an amount equal to the amount by which the final determination of Closing Net Working Capital is less than an amount equal to 20% below the Target Amount,
          (D) if the estimated Closing Net Working Capital was more than 20% below the Target Amount, then the Principal Stockholders shall pay to the Parent an amount equal to the amount by which the final determination of Closing Net Working Capital is less than the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above, or
          (E) if the estimated Closing Net Working Capital was more than 20% above the Target Amount, and the final determination of Closing Net Working Capital is more than 20% below the Target Amount, then the Principal Stockholders shall reimburse Parent for any adjustment to the Merger Consideration paid in accordance with Section 1.11(c) above as well as pay to the Parent an amount equal to the amount by which the final determination of Closing Net Working Capital is more than 20% below the Target Amount; or
          (ii) If the final determination of Closing Net Working Capital is greater than the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above, and:
          (A) if the final determination of Closing Net Working Capital is no more than 20% above or below the Target Amount and Parent had decreased the Merger Consideration paid on the Closing Date in accordance with Section 1.11(c) above, then Parent shall pay the Stockholders and the Option Holders for such deficient payment made on the Closing Date,
          (B) if the final determination of Closing Net Working Capital is more than 20% above the Target Amount, and the estimated Closing Net Working Capital was more than 20% below the Target Amount, then Parent shall pay to the Stockholders and the Option Holders the amount decreased from the Merger Consideration paid on the Closing Date in accordance with

Section 1.11(c) above, as well as an amount equal to the amount by which the final determination of Closing Net Working Capital is more than 20% above the Target Amount,
          (C) if the estimated Closing Net Working Capital was not more than 20% above or below the Target Amount and the final determination of Closing Net Working Capital is more than 20% above the Target Amount, then Parent shall pay to the Stockholders and the Option Holders an amount equal to the amount by which the final determination of Closing Net Working Capital is more than 20% above the Target Amount,
          (D) if the estimated Closing Net Working Capital was more than 20% above the Target Amount, then Parent shall pay to the Stockholders and the Option Holders an amount equal to the amount by which the final determination of Closing Net Working Capital is greater than the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above, or
          (E) if the final determination of Closing Net Working Capital is more than 20% below the Target Amount, then Parent shall pay to the Stockholders and the Option Holders an amount equal to the amount by which the final determination of Closing Net Working Capital is greater than the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above; or
          (iii) If the final determination of Closing Net Working Capital equals the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above, or both the final determination of Closing Net Working Capital and the estimated Closing Net Working Capital determined pursuant to Section 1.11(b) above are no more than 20% above or below the Target Amount, then neither Parent nor the Principal Stockholders shall make any payment pursuant to this Section 1.11(h).
          (iv) Any payment under this Section 1.11(h) and under Section 1.12(b) below shall be (i) made in immediately available funds, (ii) made within ten (10) days after the Final Closing Balance Sheet is fully resolved pursuant to this Section 1.11 or after the provision of the statements provided for in Section 1.12(b) below, and (iii) if made to Stockholders and Option Holders, shall be allocated and paid to Stockholder and Option Holder in accordance with the Allocation Schedule, which shall be amended (to the extent necessary) and delivered by the Stockholder Representative to Parent at least two (2) business days before such payment is due.
          Section 1.12 Payment with Respect to Cash.
          (a) The Company shall deliver to Parent, with the Estimated Closing Balance Sheet, statements of account (or other written evidence from the applicable financial institution), dated within ten (10) days of the scheduled Closing Date, with respect to each Cash account of the Company and its Subsidiaries from the financial institutions in which such Cash is being held, together with a reconciliation of the Cash amounts shown on such statements of account (or other written evidence from the applicable financial institution) to the Cash shown on the Estimated Closing Balance Sheet. The Merger Consideration shall be increased by the amount of Cash shown on the Estimated Closing Balance Sheet or, at the option of Parent, by the amount set forth on such statements of account (or other written evidence from the applicable financial institution). “Cash” means cash and cash equivalents, determined in accordance with GAAP, applied on a consistent basis with past practices as set forth in the Financial Statements.
          (b) Parent shall deliver to the Stockholder Representative, as promptly as reasonably practicable, but in any event not later than seven (7) days after the Closing Date, statements of account (or other written evidence from the applicable financial institution), dated as of the Closing Date, with respect to each Cash account of the Company and its Subsidiaries from the financial institutions in which such Cash is being held, together with a reconciliation of any outstanding deposits or drafts made prior to the Effective Time, evidencing the Cash of the Company and its Subsidiaries at the Effective Time (the “Closing Cash”).
          (c) The Stockholder Representative may review the statements of account and reconciliation. Within two (2) days following the Stockholder Representative’s receipt of the statements of account and reconciliation, the Stockholder Representative will notify Parent in writing whether it concurs with Parent’s determination of Closing Cash or whether it has any objections thereto. If the Stockholder Representative fails to notify Parent of any such objections in writing within such two (2) day period, the Stockholder Representative will be conclusively deemed to have concurred with Parent’s determination of Closing Cash.
          (d) If the Stockholder Representative does not concur with Parent’s determination of Closing Cash and timely notifies Parent of its objections in accordance with Section 1.12(e), Parent, on the one hand, and the Stockholder Representative, on the other hand, shall promptly consult with each other in good faith and exercise commercially reasonable efforts to attempt to resolve differences in their respective analyses of the Closing Cash within two (2) days after the Stockholder Representative notifies Parent of its objections. If Parent and the Stockholder Representative are unable to resolve their differences within such two (2) day period, the matter shall be promptly referred to an Independent Accounting Firm who shall resolve such differences within five (5) days after the matter is referred to it on the basis of GAAP. The determination of the Independent Accounting Firm, including the interpretation of relevant provisions of this Agreement, will be final, binding and conclusive on the parties.
          (e) If the Independent Accounting Firm is engaged to resolve differences between the Stockholder Representative and the Parent in accordance with Section 1.12(d), the fees and expenses of such accounting firm in performing services pursuant to Section 1.12(d) shall be borne equally by Parent, on the one hand, and the Stockholder Representative (subject to reimbursement in accordance with Section 7.8), on the other hand.
          (f) If the final determination of Closing Cash is higher than the amount paid by Parent in accordance with Section 1.12(a) above, then Parent shall pay such difference to the Stockholders and the Option Holders. If the final determination of Closing Cash is lower than the amount paid by Parent in accordance with Section 1.12(a) above, then the Principal Stockholders shall pay such difference to Parent. If the final determination of Closing Cash is equal to the amount paid by Parent in accordance with Section 1.12(a) above, then neither Parent nor the Principal Stockholders shall make any payment pursuant to this Section 1.12(f).

          Section 1.13 Dissenting Shares.
          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Capital Stock held by a Stockholder who demands and perfects appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (collectively, “Dissenting Shares”), shall not be converted into or represent the right to receive any portion of the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.
          (b) If any Stockholder who holds Dissenting Shares as of the Effective Time effectively withdraws or loses (through passage of time, failure to demand or perfect, or otherwise) the right to demand and perfect appraisal rights under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares that were Dissenting Shares shall automatically be converted into and represent only the right to receive a portion of the Merger Consideration pursuant to and subject to Section 1.6 (subject to the escrow contribution provisions of Section 1.9) without interest thereon upon surrender of the certificate representing such shares.
          (c) The Company shall give Parent (i) prompt written notice of any demands for appraisal of any shares of Capital Stock, withdrawals of such demands, and any other instruments or notices served pursuant to the DGCL on the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisal of Company Capital Stock, or settle or offer to settle any such demands.
          Section 1.14 Surrender of Certificates.
          (a) With respect to all Stockholders other than the Principal Stockholders (“Non-Principal Stockholders”), the Stockholder Representative shall act as payment agent (the “Payment Agent”) in the Merger.
          (b) Within ten (10) days after the Closing Date, Parent will cause the Surviving Corporation to send to each Non-Principal Stockholder of record of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding shares of Capital Stock forms of (i) a letter of transmittal (the “Letter of Transmittal”) which shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and Stockholder Representative shall agree and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the amount of the Merger Consideration payable in exchange therefore (subject to the escrow contribution provisions of Section 1.9). The Letter of Transmittal shall indicate that applicable withholding Taxes with respect to payments on account of the shares of Common Stock that will be withheld, if required, from the Merger Consideration otherwise payable to each holder thereof in connection with the Merger and that other amounts may be withheld from any Non-Principal Stockholder in accordance with the terms of this Agreement. Following the Effective Time and delivery to the Payment Agent of a duly completed and executed Letter of Transmittal, together with surrender of a Certificate (or

Certificates) for cancellation, the Non-Principal Stockholder shall be entitled to receive in exchange therefor the portion of the Merger Consideration to which such Non-Principal Stockholder is entitled pursuant to Section 1.6 (subject to the escrow contribution provisions of Section 1.9) and the Certificate(s) so surrendered shall be canceled. Following the Effective Time, until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the portion of Merger Consideration as provided in this Article 1.
          (c) At the Closing but after the Effective Time, Parent shall deposit with the Payment Agent for exchange in accordance with this Section 1.14 an amount in cash equal to the Initial Common Stock Per Share Merger Consideration for each share of Common Stock held by each Non-Principal Stockholder. Any amount remaining with the Payment Agent after the 12-month anniversary of the Closing Date shall be remitted to Parent and thereafter any Stockholder shall direct any claims for payment hereunder to Parent.
          (d) Notwithstanding anything to the contrary in this Section 1.14, none of the Payment Agent, Parent, the Surviving Corporation or any party hereto shall be liable for any amount properly paid to a public official in compliance with any applicable abandoned property, escheat or similar Law.
          (e) In the event any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration required pursuant to Section 1.6 (subject to the escrow contribution provisions of Section 1.9).
ARTICLE 2
THE CLOSING
     Section 2.1 Actions to Occur at Closing.
     (a) At the Closing, the following items shall be completed or fulfilled to the satisfaction of the Parent: (i) Principal Stockholders shall have delivered executed copies of this Agreement; (ii) the Stockholder Representative shall deliver an executed copy of the Escrow Agreement; (iii) the Company shall deliver evidence that each Option and Warrant has been, or upon payment of the amounts contemplated by Section 1.7 will be, cancelled; (iv) the Company’s counsel shall have furnished an opinion of counsel dated the Closing Date in the form attached hereto as Exhibit D-1 and SFE shall have delivered an in-house opinion of counsel dated the Closing Date in the form attached hereto as Exhibit D-2; (v) the Company shall deliver evidence that the Funded Debt set forth on Schedule 3.15(d) of Stockholders’ Disclosure Schedule has been paid in full or have provided Parent with pay-off letters reasonably acceptable to Parent to enable Parent to pay such Funded Debt in full out of the reduction of the Merger

Consideration pursuant to Section 1.10(a)(i); (vi) the Company shall have timely delivered the Certificate of Transaction Expenses (as defined below) with respect to the Company Transaction Expenses to be paid at Closing, including, without limitation, the amount due to the Broker, to enable Parent to pay such Company Transaction Expenses out of the reduction of the Merger Consideration pursuant to Section 1.10(a)(iv); (vii) all Principal Stockholders shall have delivered their Certificates; and (viii) except as otherwise designated by Parent, each of the officers and each of the members of the Boards of Directors of the Company and its Subsidiaries shall have resigned in writing from their positions as officers and directors.
     (b) At the Closing, the following items shall be completed or fulfilled to the satisfaction of the Stockholder Representative: (i) the Parent shall deliver (or shall have delivered) executed copies of this Agreement and the Escrow Agreement; (ii) the Parent shall deliver that portion of the Merger Consideration, in accordance with the Allocation Schedule, to Stockholders (or to the Payment Agent) and to the Escrow Agent as set forth in Sections 1.6 and 1.9 above; (iii) Parent shall have made all payments to holders of Options and Warrants as required by Section 1.7 above, (iv) Parent shall have paid any Funded Debt outstanding immediately prior to the Closing; (v) Parent shall have paid any Company Transaction Expenses to be paid at Closing and (vi) Parent’s counsel, Kelley Drye & Warren LLP, shall have furnished the Principal Stockholders with an opinion of counsel dated the Closing Date, in the form attached hereto as Exhibit E-1 and i-flex shall have furnished the Principal Stockholders with an opinion of counsel dated the Closing Date, in the form attached hereto as Exhibit E-2.
     Section 2.2 Allocation Schedule.
     (a) Parent’s payment to Stockholders at the Closing of their portion of the Initial Merger Consideration shall be made to each Stockholder in accordance with an allocation schedule, signed by an officer of the Stockholder Representative, certifying as to the accuracy and completeness, to be delivered by the Stockholder Representative to Parent three (3) business days prior to the scheduled Closing Date (the “Allocation Schedule”), which Allocation Schedule shall reflect the preferences of the various classes of Capital Stock.
     (b) The Allocation Schedule shall set forth (i) the identity and mailing address of each record holder of Capital Stock and the number, class and series of shares of Capital Stock held by each such Stockholder; (ii) the identity and mailing address of each record holder of an Option and the number of shares of Common Stock exercisable for with respect to said Option; (iii) the portion of the Initial Merger Consideration to be paid to each Stockholder with respect to each share of Capital Stock held by such Stockholder, and (iv) the portion of the Option Consideration to be paid to each Option Holder.
     (c) The Allocation Schedule shall be deemed the definitive allocation of the Initial Merger Consideration payable to the Stockholders in connection with the Merger and the disbursement thereof.
     (d) After the payment of the Initial Merger Consideration, prior to any subsequent payments being made to the Stockholders (including, without limitation, the Subsequent Merger Consideration), the Stockholder Representative shall amend the Allocation Schedule, to the extent necessary to reflect such payments, and deliver such amended Allocation Schedule to Parent at least two (2) business days before such payment is due.
     (e) At least one (1) business day prior to the Closing Date, the Company shall cause to be prepared and delivered to Parent and the Stockholder Representative, a certificate (the

“Certificate of Transaction Expenses”) setting forth the Company’s calculation of the aggregate Company Transaction Expenses as of the Closing and each itemized element thereof including the Persons entitled to receive such amounts (which amounts shall be evidenced by final written invoices thereof delivered to the Company, Parent and the Stockholder Representative at least one (1) business day prior to Closing).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Except as expressly set forth in the disclosure schedule delivered to Parent by the Company contemporaneously with the execution hereof and attached hereto as Schedule 3 (the “Company’s Disclosure Schedule”), the Company hereby represents and warrants to Parent and Merger Sub as follows, as to the correctness and completeness of the following matters respecting the Company (Company’s Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3):
     Section 3.1 Organization, Authority and Qualifications.
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its businesses as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in all the jurisdictions where such qualification is necessary, except where the failure to qualify would not have a material adverse effect on (A) the financial conditions, businesses, assets, liabilities, operations, or results of operations of the Company or (B) the ability of the Company to perform its obligations pursuant to this Agreement and the Related Documents (as defined below) and to consummate the Merger and the transactions contemplated hereby and thereby in a timely manner (a “Material Adverse Effect”); provided, however, that the term “Material Adverse Effect” shall not include any change, event, circumstance or effect arising out of, related to or resulting from market, economic or political conditions generally in the industries in which the Company or any of its Subsidiaries operates its assets or conducts its businesses. Neither the Company nor any Subsidiary have conducted any business under or otherwise used for any purpose in any jurisdiction any fictitious name, assumed name, trade name or other name.
     (b) The Company has delivered to Parent with the Company’s Disclosure Schedule true, correct and complete copies of (i) the certificate of incorporation and bylaws (or their equivalent) of the Company, all as amended to date; and (ii) the share transfer records of the Company, which reflect fully all issuances, transfers and redemptions of the Company’s capital shares since its date of incorporation. In addition, the Company has delivered to Parent true, correct and complete copies of the minutes books of the Company, which contain a complete summary of all meetings and written consents of directors, committees of directors and stockholders in each case pursuant to which corporate action was taken, and which accurately reflect all material transactions required to be reflected therein. Set forth on Schedule 3.1(b) is a true and complete list of each jurisdiction in which the Company is qualified to do business.

     Section 3.2 Authority Relative to this Agreement.
     (a) The Company has all requisite power and authority to execute, deliver and perform this Agreement and any agreement, certificate and other document required to be executed, delivered and performed by it in accordance with this Agreement (collectively, the “Related Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery of and performance of this Agreement has been duly authorized by the Company. The Board of Directors of the Company has approved this Agreement, the Related Documents and the transactions contemplated hereby and thereby and the Company has delivered to Parent certified copies of the resolutions adopted by the Board of Directors of the Company approving this Agreement, the Related Documents and the transactions contemplated hereby and thereby. Such approvals, together with the Stockholder Approval more particularly described in Section 6.7, constitute all necessary corporate and stockholder action on the part of the Company for the authorization, execution and delivery of this Agreement and the Related Documents by the Company and the performance by the Company of the transactions contemplated hereby and thereby, and such approvals have not been revoked, rescinded or amended.
     (b) This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors rights generally (collectively, “Insolvency Laws”) and general equitable principles.
     Section 3.3 Capitalization.
     (a) The Company’s Disclosure Schedule sets forth the authorized capital stock of the Company and the number of shares of each class and series of capital stock of the Company that are validly issued and outstanding, fully paid and nonassessable. At the date of this Agreement, the stockholders of the Company are set forth on the Company’s Disclosure Schedule. Other than the Options and the Warrants (each as defined below), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company in each case having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) as stockholders on any matter on which the Stockholders may vote in their capacity as stockholders. Except as set forth on Company’s Disclosure Schedule or as disclosed in subparagraphs (b) and (c) below, there are no outstanding options, warrants, registration or other rights or commitments, in each case to issue, sell, exchange, or have registered with the Securities and Exchange Commission (or its equivalent), any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any person, corporation, partnership or other entity or group (“Person”) any right to acquire from the Company, any shares of capital stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or other securities of the Company. Except pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), there are no restrictions, including, but not limited to, self imposed restrictions, on the ability of the Company to declare and pay dividends. There are no stock appreciation rights, phantom stock plans, equity appreciation plans, stock valuation plans or similar agreements or arrangements (other than the Transaction

Bonus Agreements) pursuant to which any Person shall have the right to receive any money or property with respect to the equity securities, capital structure or stockholders equity or any increase in the value of any of them of the Company. The Company has not purchased or redeemed any of its share capital.
     (b) Except for the Mantas, Inc. Stock Option Plan (the “Company Option Plan”), the Company has not adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any Person. The Company Option Plan has been duly authorized, approved and adopted by the Board of Directors and the stockholders of the Company and is in full force and effect. The Company has reserved for issuance to employees of and consultants to the Company 8,500,000 shares of the Common Stock under the Company Option Plan, of which options to purchase 6,930,330 shares of the Common Stock have been granted and are outstanding (each, an “Option”). All outstanding Options have been offered, issued and delivered by the Company in all material respects in compliance with all applicable Laws, including federal and state securities Laws, and in compliance with the terms and conditions of the Company Option Plan, except to the extent that any non-compliance with the terms of the Company Option Plan would not have a Material Adverse Effect. The Company’s Disclosure Schedule sets forth for each outstanding Option, the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the date of grant or issuance of such option, the number of shares of Common Stock subject to such Option and the exercise price of such Option.
     (c) The Company has outstanding warrants (each a “Warrant”) for the purchase of an aggregate of 531,285 shares of the Common Stock. All Warrants have been offered, issued and delivered by the Company in all material respects in compliance with all applicable Laws, including federal and state securities Laws. Company’s Disclosure Schedule sets forth for each outstanding Warrant, the name of the holder of such Warrant, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the date of grant or issuance of such Warrant, the number of shares of the Common Stock subject to such Warrant and the exercise price of such Warrant. Except as set forth on the Company’s Disclosure Schedule, each Warrant that was issued in a compensatory arrangement or to any employee has an exercise price that equals or exceeds the fair market value of a share of the Common Stock as of the date of grant or issuance of such Warrant within the meaning of Section 409A of the Code.
     Section 3.4 Books and Records. The minute books and other similar governance records of the Company and its Subsidiaries contain complete and accurate records of all material actions taken at any meetings of their respective stockholders, boards of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meeting.
     Section 3.5 The Shares. The Shares were duly authorized, and are validly issued and outstanding, fully paid and non-assessable, not issued in violation of any preemptive or other rights of stockholders or other Persons and were authorized, offered, issued and sold in compliance with all applicable Laws, including federal and state securities laws, applicable state corporation law and any relevant local laws.

     Section 3.6 Offices, Subsidiaries; Absence of Certain Agreements.
     (a) The Company and its Subsidiaries have offices, employees and places of business at the locations specified in the Company’s Disclosure Schedule.
     (b) Except for the Persons set forth in the Company’s Disclosure Schedule, the Company does not own and has never otherwise owned, directly or indirectly, any capital stock of or any other equity interest in, or controlled, directly or indirectly, any other Person. Each Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of its jurisdiction of formation. Each Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing (to the extent applicable) as a foreign organization in each jurisdiction listed on Company’s Disclosure Schedule, which constitute all of the jurisdictions in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such other jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to be material to the Company and its Subsidiaries or the Company’s ability to consummate the transactions contemplated by this Agreement or the Related Documents in a timely manner. The Company has delivered to Parent true, correct and complete copies of the certificate of incorporation and by-laws (or their equivalent) of each Subsidiary, all as amended to date. None of the Subsidiaries has violated its certificate of incorporation or by-laws or comparable organizational documents in any material respect. Except as set forth on the Company’s Disclosure Schedule, none of the Subsidiaries or their respective predecessors have conducted any business under or otherwise used for any purpose in any jurisdiction any fictitious name, assumed name, trade name or other name.
     (c) The capitalization of each Subsidiary, including the identity of each holder of an outstanding equity interest therein, is as set forth on Company’s Disclosure Schedule. All of the outstanding capital stock of, or other ownership interests in, each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or obligation on the part of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. All of the outstanding share capital of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable.
     (d) The Company has delivered to Parent the share transfer records of each Subsidiary of the Company, which reflect fully all issuances, transfers and redemptions of each Subsidiary’s capital shares since its date of incorporation. In addition, the Company has delivered to Parent true, correct and complete copies of the minutes books of each Subsidiary of the Company. No Subsidiary of the Company has undertaken any activity which requires authorization of its Board of Directors where such authorization was not so obtained.

     (e) As used in this Agreement, “Subsidiary” or “Subsidiaries” with respect to any Person shall mean any other Person of which at least a majority of the securities or similar equity interests having by their terms ordinary voting power to elect a majority of the Board of Directors or similar governing body of such other Person is at the time directly or indirectly owned or controlled by such first Person, or by such first Person and one or more of its subsidiaries.
     (f) Neither the Company nor any Subsidiary is directly or indirectly, a party to, member of, or participant in, any partnership, limited liability company, joint venture or similar business entity. Except as set forth on Company’s Disclosure Schedule, there are no voting trusts, buy-sell agreements or other agreements by and between or among, or with respect to the Company or its stockholders, whether or not the Company is a party thereto, imposing any restrictions upon the transfer or voting of the securities of the Company or the ownership thereof.
     Section 3.7 No Violations; Consents and Approvals. Neither the execution, delivery nor performance of this Agreement or any Related Document by the Company, the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will (a) conflict with or result in any breach or violation of any provision of the respective certificates of incorporation or by-laws of the Company, (b) except as set forth on the Company’s Disclosure Schedule, result in a default, or give rise to any right of termination, modification, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any Person under any of the terms, conditions or provisions of any Material Contract to which the Company or any Subsidiary is a party or by which the Company or any of its Subsidiaries may be bound, (c) result in the creation or imposition of any claim, lien, pledge, security interest, charge, obligation, restriction or encumbrance of any kind or character (each, a “Lien”) on any property of the Company or any of its Subsidiaries, (d) violate any judgment, order, writ, injunction, administrative order, decree, ruling or award of a Governmental Authority, as hereinafter defined (each, an “Order”) or any statute, rule, regulation, ordinance, act, code, treaty, convention, judicial decision, or similar law (each, a “Law”), applicable to the Company or any of its Subsidiaries, or (e) violate any territorial restrictions on any business of the Company or any of its Subsidiaries or any noncompetition or similar arrangement. The execution and delivery by the Company of this Agreement and each Related Document to which it is a party, the consummation of the transactions contemplated herein and therein, and the performance by the Company hereunder and thereunder does not (x) require the consent, approval or action of, or any filing by the Company with or notice by the Company to, any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency, instrumentality, court or authority (a “Governmental Authority”), except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under any applicable antitrust Laws (collectively, “Antitrust Laws”), or (ii) those set forth on the Company’s Disclosure Schedule, or (y) impose any other term, condition or restriction on the Company pursuant to any business combination or takeover or other Law.
     Section 3.8 Possession of Franchises, Licenses, Etc. The Company and its Subsidiaries possess and maintain all franchises, certificates, licenses, permits, consents, approvals of a Governmental Authority which are material to the operation of their respective businesses (collectively, “Permits”) and neither the Company nor any Subsidiary is in violation of any of the Permits in any material respect and the execution and performance of this Agreement will not subject any of such Permits to termination. The Permits are listed on the Company’s Disclosure Schedule, and a copy of each Permit has been made available to Parent. Each of such Permits and the Company’s rights with respect thereto (i) is valid and subsisting, in full force and effect, and enforceable by the Company and each Subsidiary, as the case may be, and (ii) upon consummation of the transactions contemplated hereby will continue to be valid and subsisting in full force and effect and enforceable by the holder thereof without any consent or approval of any Governmental Authority. Neither the Company nor any of its subsidiaries has received notice that any of such Permits have been or are threatened to be, revoked, canceled, suspended or modified in any material respect.
     Section 3.9 Intellectual Property Rights.
     (a) Company’s Disclosure Schedule lists and separately identifies: (x) all Company Registered Intellectual Property (as defined below) (setting forth, for each item, the applicable jurisdiction, status, application or registration number, and date of application, registration or issuance, as applicable) and (y) all material software products and services that are currently sold, published, offered for sale, or under development by the Company and its Subsidiaries.
     (b) To the Knowledge of the Company, the Company and its Subsidiaries have complied with all the requirements of all United States and foreign patent offices and all other applicable Governmental Authorities to maintain the Company Patents (as defined below) in full force and effect, including payment of all required fees to such offices or agencies. Other than prior art references currently cited or that may be cited after the date hereof by the applicable patent office for a Company Patent or brought to the Company’s attention after the date hereof in connection with a Company Patent, the Company has no Knowledge (i) of any prior art references or prior public uses, sales, offers for sale or disclosures which could invalidate the Company Patents or any claim thereof, or (ii) of any conduct the result of which could render the Company Patents or any claim thereof invalid or unenforceable.
     (c) To the Knowledge of the Company, the original, first and joint inventors of the subject matter claimed in the patents and patent applications included in the Company Registered Intellectual Property (the “Company Patents”) are properly represented in the Company Patents.
     (d) To the Knowledge of the Company, each item of Company Intellectual Property (as defined below) is either: (i) owned solely by the Company or its Subsidiaries free and clear of any Liens, other than Permitted Liens, or (ii) rightfully used and authorized for use by the Company and its Subsidiaries pursuant to a valid and enforceable written license. All contracts pursuant to which the Company Intellectual Property that is used or held for use by the Company and its Subsidiaries pursuant to a license or other grant of rights by a third party are separately identified as such in Section 3.9(d) of the Company’s Disclosure Schedule (excluding, any generally available, off-the-shelf software programs licensed by the Company or any of its Subsidiaries on standard terms, or software licensed on standard terms that is incidental to an agreement for the purchase of third party goods or services other than development or similar services). To the Knowledge of the Company, the Company and its Subsidiaries have all rights in the Company Intellectual Property necessary to carry out the Company’s and its Subsidiaries’

current activities and, to the Knowledge of the Company, the planned activities listed in Section 3.9(a) of Company’s Disclosure Schedule with respect to the products (including any software product) or services developed, manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries (collectively, the “Company Products”), including any such products and services currently in development and listed in Section 3.9(a) of Company’s Disclosure Schedule, including rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, sublicense, rent, lease, assign and sell the Company Intellectual Property in all geographic locations and fields of use, in each case, as necessary to carry out the Company’s and its Subsidiaries’ current activities and the planned activities listed in Section 3.9(a) of Company’s Disclosure Schedule, as applicable.
     (e) Except as set forth on Schedule 3.16 of the Company’s Disclosure Schedule, the Company and its Subsidiaries are in compliance in all material respects with and have not materially breached, violated or defaulted under, or received notice that they have breached, violated or defaulted under, any of the terms or conditions of any license, sublicense or other agreement to which the Company or any of its Subsidiaries is a party or is otherwise bound relating to any of the Company Intellectual Property, nor does the Company have Knowledge of any event or occurrence that would reasonably be expected to constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both). Each such agreement that is material to the business of the Company and its Subsidiaries as currently conducted is in full force and effect, and to the Knowledge of the Company no other Person is in default of any obligation thereunder. Immediately following the Closing Date, the Company and its Subsidiaries will be permitted to exercise all of their respective rights under such contracts, licenses and agreements to the same extent they would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than fees, royalties or payments which the Company and its Subsidiaries would otherwise have been required to pay had the transactions contemplated by this Agreement not occurred. To the Knowledge of the Company, except as set forth in Section 3.9(e) of the Company’s Disclosure Schedule, the Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or its Subsidiaries in any Company Intellectual Property (excluding consideration for any generally available, off-the-shelf software programs licensed by the Company or any of its Subsidiaries on standard terms, or software licensed on standard terms that is incidental to an agreement for the purchase of third party goods or services other than development or similar services).
     (f) To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as previously conducted, as currently conducted and, to the Knowledge of the Company, as listed on Section 3.9(a) of Company’s Disclosure Schedule as planned to be conducted, has not infringed and does not and will not infringe any other Person’s copyrights, trade secret rights, right of privacy, right in personal data, moral right, patent, trademark, service mark, trade name, firm name, logo, trade dress, mask work or other intellectual property right, or give rise to any claim of unfair competition under any applicable Law. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company or any of its Subsidiaries of any of the Company Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by the Company or any of its Subsidiaries or by any of their respective licensees, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted against the Company or any of its Subsidiaries or, to the Company’s Knowledge, are threatened by any Person nor, to the Company’s Knowledge, does there exist any valid basis for such a claim. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property, other than review of pending patent and trademark applications, and to the Knowledge of the Company no such proceedings are threatened or contemplated by any Governmental Authority or any other Person. To the Knowledge of the Company, all Company Registered Intellectual Property is valid and subsisting. To the Company’s Knowledge, there is no unauthorized use, infringement, or misappropriation of any Company Owned Intellectual Property by any third party or employee.
     (g) To the Knowledge of the Company, the Company and its Subsidiaries have obtained, or with respect to Company’s corporate predecessors and assignors such predecessors and assignors have obtained, from all employees, contractors and other Persons who have created any portion of, or otherwise who would have any rights in or to, the Company Owned Intellectual Property valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company or such Subsidiaries or corporate predecessors and assignors, as applicable. Except as set forth on Section 3.9(g) of the Company’s Disclosure Schedule, the Company has delivered true and complete copies of all such assignments currently in its possession to Buyer, and Company has no Knowledge of any such assignments that are material and which have not been delivered.
     (h) To the Knowledge of the Company, except as set forth in Section 3.9(h) of the Seller’s Disclosure Schedule, the transactions contemplated under this Agreement will not alter, impair or otherwise materially affect any rights of the Company or any of its Subsidiaries in any Company Intellectual Property.
     (i) Except as set forth on Section 3.9(i) of the Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries has disclosed or delivered to any escrow agent or any other Person any of the source code relating to any Company Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code.
     (j) The Company and its Subsidiaries have taken all commercially reasonable measures to establish and preserve their ownership of, and rights in, all material Company Owned Intellectual Property. Without limitation of the foregoing, neither the Company nor any of its Subsidiaries have made any of its trade secrets or other confidential or proprietary information that it intended to maintain as confidential (including source code with respect to Company Intellectual Property) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information.
     (k) The Company Owned Intellectual Property and, to the Knowledge of the Company, any Intellectual Property licensed to the Company or any of its Subsidiaries by any Person, does not contain any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Company’s Knowledge, none of the Company Intellectual Property contains any unauthorized feature (including any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine) that causes the software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any party.
     (l) Section 3.9(l) of Company’s Disclosure Schedule sets forth a complete and accurate list of all license and similar agreements, whether oral or in writing, for which the Company or Subsidiary of the Company, as applicable, has granted any right (whether contingent or otherwise) to use or practice any rights under any Company Intellectual Property.
     (m) Section 3.9(m) of Company’s Disclosure Schedule contains a complete and accurate list of all licenses and similar agreements pursuant to which the Company or any of its Subsidiaries holds rights to any third-party Intellectual Property (including without limitation any third-party software) sold with, incorporated into or used in the development of any Company Product.
     (n) Except as specified on Section 3.9(n) of Company’s Disclosure Schedule, no Company Product (including any Company Product currently under development) contains any code that is, in whole or in part, subject to the provisions of any license to Publicly Available Software (as defined below). Except as specified on Section 3.9(n) of the Company’s Disclosure Schedule, all Publicly Available Software used by the Company or any of its Subsidiaries has been used without modification. No Publicly Available Software has been used by the Company or any of its Subsidiaries in a manner that would require the Company or any of its Subsidiaries to disclose, license, distribute or otherwise make available any source code for any portion of any Company Owned Intellectual Property. “Publicly Available Software” means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software, or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Exhibit F sets forth the Company’s good faith estimate (after reasonable inquiry) of the costs and time to completion of the remediation activities set forth thereon.
     (o) Except as set forth on Section 3.9(o) of Company’s Disclosure Schedule, none of the Company’s or any of its Subsidiaries’ professional services agreements with their customers, agreements with merchants, agreements with outside consultants for the performance of professional services on the behalf of the Company or any of its Subsidiaries or any of their customers, nor any agreement or license with any end user or reseller of any Company Product, confers upon any Person other than the Company or its Subsidiaries any ownership right with respect to any Intellectual Property developed in connection with such agreement or license.
     (p) Except as set forth on Section 3.9(p) of the Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Company Owned Intellectual Property to any Person.

     (q) No funding, facilities or personnel of any Governmental Authority were used to develop or create, in whole or in part, any Company Owned Intellectual Property, including any Company Product. Neither the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any of the Company’s or its Subsidiaries’ shareholders, is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company or any of its Subsidiaries or any shareholder thereof to grant or offer to any third party any license or right to such Company Intellectual Property.
     (r) To the Knowledge of the Company, there is no governmental prohibition or restriction on the use of any Company Owned Intellectual Property, including any Company Product, in any jurisdiction in which the Company or any of its Subsidiaries currently conducts or has conducted business or on the export or import of any of the Company Owned Intellectual Property from or to any such jurisdiction.
     (s) Except as set forth on Section 3.9(s) of Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Company Owned Intellectual Property or any Intellectual Property that was formerly owned by the Company or any of its Subsidiaries.
     (t) Section 3.9(t) of Company’s Disclosure Schedule lists all agreements pursuant to which the Company or any of its Subsidiaries is obligated to provide support services (such agreements, as supplemented below, are referred to collectively as the “Support Agreements”). The versions of the Company Products currently supported by the Company and its Subsidiaries are set forth on Section 3.9(t) of Company’s Disclosure Schedule. Except as set forth on Section 3.9(t) of Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted any other Person the right to furnish support or maintenance services with respect to any Company Products to any other Person.
     (u) “Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; and (ix) any intellectual property rights similar or equivalent to any of the foregoing anywhere in the world.

     (v) “Company Intellectual Property” means all Intellectual Property (whether or not owned by the Company or any of its Subsidiaries) used or held for use in, or necessary for the conduct of, the business of the Company and its Subsidiaries as currently conducted and, to the extent listed on Section 3.9(a) of Company’s Disclosure Schedule, currently contemplated to be conducted.
     (w) “Company Owned Intellectual Property” means all Intellectual Property owned by, held in the name of, or under obligation of assignment to the Company or any of its Subsidiaries.
     (x) “Company Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and Internet number assignments; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority, in each of cases (i)-(v), owned by, held in the name of, or under obligation of assignment to the Company or any of its Subsidiaries.
Section 3.10 Product Warranties; Defects; Liabilities; Services.
     (a) Each Company Product is in conformity in all material respects with the specifications for such Company Product, all applicable contractual commitments and all applicable express and implied warranties. Neither the Company nor any Subsidiary has any liability or obligation for replacement or repair of Company Products or other damages in connection therewith except liabilities or obligations for replacement or repair incurred in the ordinary course of business consistent with past practice. Company’s Disclosure Schedule includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products. No Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable Law, except such other guaranties, warranties or indemnities as are entered into in the ordinary course of business and are not material, individually or in the aggregate.
     (b) To the Company’s Knowledge, all services provided by the Company to any third party were performed in all material respects in conformity with the terms and requirements of all applicable express and implied warranties, all applicable contractual agreements and all applicable Laws. Except as set forth in Company’s Disclosure Schedule, there is no claim pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries relating to any such services provided by the Company or any of its Subsidiaries and, to the Company’s Knowledge, there is no reasonable basis for the assertion of any such claim.

     Section 3.11 Bank Accounts; Powers of Attorney. The Company’s Disclosure Schedule completely and accurately lists a description of each account or safe deposit box maintained by or for the benefit of the Company or any of its Subsidiaries at any bank or other financial institution. The Company’s Disclosure Schedule also lists the names of all persons authorized to draw thereon, or to have access thereto or to authorize transactions therein, and the account number of any such account. The Company does not maintain any brokerage, securities or commodity trading account or other similar account. There are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.
     Section 3.12 Financial Statements and Internal Control.
     (a) The audited consolidated balance sheets and the related audited consolidated statements of operations, changes in stockholders’ equity and cash flow of the Company and its Subsidiaries for its fiscal years ended December 31, 2004 and 2005(collectively, the “Financial Statements”), with the opinion of the Company’s independent auditor thereon, were prepared in accordance with GAAP, applied on consistent basis throughout the periods indicated and consistent with each, and fairly present in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the period indicated therein. True, correct and complete copies of such Financial Statements are set forth in the Company’s Disclosure Schedule. The unaudited consolidated balance sheets and the related unaudited consolidated statements of operations, changes in stockholders’ equity and cash flow of the Company and its Subsidiaries at and as for the six months ended June 30, 2006 (the “Latest Financial Statements”) were prepared in all material respects in accordance with GAAP, were prepared on a basis consistent with prior periods, and fairly present in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the date and for the periods indicated therein, except that the Latest Financial Statements are subject to normal recurring year-end adjustments and lack footnotes. True, correct and complete copies of such Latest Financial Statements are set forth in the Company’s Disclosure Schedule. The Latest Financial Statements together with the Financial Statements are referred to herein as the “Company Financial Statements.” The Company Financial Statements are accurate and complete in all material respects and have been prepared from the general ledger and journals of the Company and its Subsidiaries.
     (b) The Company has in place systems and processes that are adequate to: (i) provide reasonable assurances regarding the reliability of the Company Financial Statements and (ii) accumulate and communicate to the Company’s principal executive officer and principal financial officer in a timely manner the type of information that is required to be disclosed in the Company Financial Statements. To the Company’s Knowledge, neither the Company, nor any of its Subsidiaries, nor any employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received from any third party any complaint, allegation, assertion or claim, regarding the adequacy such systems and processes or the Company Financial Statements. To the Company’s Knowledge, there have been no instances of fraud, whether or not material, which occurred during any period covered by the Company Financial Statements.
     (c) Except as set forth on the Company’s Disclosure Schedule, to the Company’s Knowledge, no Employee has provided information to any Governmental Authority regarding the commission of any crime or the violation of any Law applicable to the Company and its Subsidiaries or any part of their respective operations by the Company or any of its Subsidiaries.
     (d) During the periods covered by the Company Financial Statements, the Company’s external auditor was independent of the Company and its management. Company’s Disclosure Schedule lists each written report by the Company’s external auditors to the Company’s board of directors, or any committee thereof, or the Company’s management concerning any of the following and pertaining to any period covered by the Company Financial Statements: critical accounting policies; the Company’s or its Subsidiaries internal controls; significant accounting estimates or judgments; alternative accounting treatments; and any communications required by GAAP to be made by such auditors to the Company’s board of directors, or any committee thereof, or to management of the Company. The Company’s revenue recognition policy is consistent with GAAP. There have been no communications between the Company and its auditors as would be required under United States Generally Accepted Auditing Standards regarding “Internal Control Related Matters Identified in an Audit” and the consideration of any alternative accounting policies/practices, specifically relating to revenue recognition and capitalized software development costs.
     (e) Neither the Company nor any of its Subsidiaries has made or applied for a change in any method of accounting that will result in income or deductions attributable to the period prior to the Effective Time to be recognized after the Effective Time.
     (f) The net operating loss for federal income tax purposes of the Company and its Subsidiaries for the year ending December 31, 2005 is $66.3 million (the “NOL”), and the estimated loss for federal income tax purposes for the year beginning January 1, 2006 and ending on the Closing Date is estimated to be $1.9 million (the “2006 Loss”).
     (g) The NOL is subject to limitations under Section 382 of the Code because of an ownership change that occurred on October 1, 2003. There have been no other changes of ownership that gave rise to a limitation under Section 382 of the Code for the NOL prior to Closing.
     Section 3.13 Undisclosed Liabilities. Except as set forth on the Company’s Disclosure Schedule, and except for obligations under Material Contracts to render performance not yet due, the Company and its Subsidiaries do not have any material debts, guaranties, liabilities or obligations, whether known or unknown, accrued, absolute, matured or unmatured, determined or determinable, contingent or otherwise, and whether due or to become due, required to be accrued or reserved against in the Latest Financial Statements which were not so accrued or reserved, except for debts, guaranties, liabilities and obligations incurred after the date of the Latest Financial Statements in the ordinary course of business, consistent with past practices, which, in the aggregate, would not have a Material Adverse Effect. The Company does not have any “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     Section 3.14 Absence of Certain Changes. Except as set forth in Company’s Disclosure Schedule or as specifically contemplated by this Agreement, since the date of the Latest Financial Statements there has not been, occurred or arisen any:

     (a) transaction by the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practices and in an amount not in excess of $25,000 individually or $75,000 in the aggregate;
     (b) amendments or changes to the Certificate of Incorporation or By-laws or other organizational documents of the Company or any of its Subsidiaries;
     (c) capital expenditure or capital commitment by the Company or any of its Subsidiaries in any amount in excess of $25,000 in any individual case or $75,000 in the aggregate;
     (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case or $75,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company or any of its Subsidiaries), other than payments, discharges or satisfactions in the ordinary course of business and consistent with past practices of liabilities reflected or reserved against in the Latest Financial Statements or any liabilities for advances made under the Company’s existing working capital credit facility with Comerica Bank, N.A. (the “Comerica Credit Facility”) since the date of the Latest Financial Statements;
     (e) failure to pay accounts payable when due consistent with prior practice or any delay in payment or negotiation thereof, except consistent with prior practice;
     (f) destruction of, damage to or loss of any material assets of the Company or any of its Subsidiaries (whether or not covered by insurance), or loss of any material business or customer of the Company or any of its Subsidiaries;
     (g) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance filed relating to any labor, employment and/or safety matter involving the Company or any of its Subsidiaries, including charges of wrongful discharge, discrimination, wage and hour violations, or other unlawful labor and/or employment practices or actions;
     (h) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its Subsidiaries;
     (i) revaluation by the Company or any of its Subsidiaries of any of their respective assets, including the writing down of the value of inventory or writing off of notes or accounts receivable, except in the ordinary course of business consistent with past practices;
     (j) (A) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any capital stock of the Company or any of its Subsidiaries, other than repurchases of Common Stock from employees, consultants or other Persons performing services for the Company or any of its Subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the termination of employment or other services, (B) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries, or (C) any issuance or authorization of the issuance of any capital stock of the Company or any of its Subsidiaries, other than the exercise of Options or Warrants pursuant to their terms, or any securities in respect of, in lieu of or in substitution for, any capital stock of the Company or any of its Subsidiaries;
     (k) increase in the salary or other compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective Employees, consultants, contractors, or advisors, including the modification of any existing compensation or equity arrangements with such individuals (including any repricing of any Options or Warrants or, except as expressly contemplated by this Agreement, any amendment of any vesting terms related thereto held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment by the Company or any of its Subsidiaries of a bonus or other additional salary or compensation to any such Person, in each case other than in the ordinary course of business consistent with past practice, but only with respect to non-executive Employees, and non-key Employees;
     (l) Employee terminations and/or layoffs, except in accordance with past practice (it being understood that termination of employees with poor performance ratings or for cause shall not constitute a violation of this clause (l));
     (m) (A) grant of any severance or termination pay to any employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company’s Disclosure Schedule, (B) adoption or amendment of any employee benefit plan or severance plan, or (C) entering into any employment contract, extension of any employment offer, payment or agreement to pay any bonus or special remuneration to any employee;
     (n) entering into of any agreement by the Company or any of its Subsidiaries (including any strategic alliance, joint development or joint marketing agreement or any loan agreement or instrument), any termination, extension, amendment or modification of the material terms of any agreement by the Company or any of its Subsidiaries or any waiver, release or assignment of any material rights or claims thereunder, in each case except in the ordinary course of business and consistent with past practices;
     (o) sale, lease, license or other disposition of any of the material assets or properties of the Company or any of its Subsidiaries, or creation of any Lien in such assets or properties;
     (p) loan by the Company or any of its Subsidiaries to any Person, incurrence by the Company or any of its Subsidiaries of any indebtedness (except for trade payables incurred in the ordinary course of business and advances under the Comerica Credit Facility), guarantee by the Company or any of its Subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its Subsidiaries or purchase of or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices;
     (q) waiver or release of any right or claim of the Company or any of its Subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practices;

     (r) commencement, or notice or, to the Company’s Knowledge, threat of commencement, of any lawsuit or Proceeding against or investigation of the Company or any of its Subsidiaries, or commencement of any litigation by the Company or any of its Subsidiaries or settlement of any lawsuit, proceeding or investigation (regardless of the party initiating the same);
     (s) (A) transfer or sale by the Company or any of its Subsidiaries of any rights to the Intellectual Property owned by the Company or any of its Subsidiaries or the entering into of any license agreement (other than non-exclusive end user license agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices that do not include any rights with respect to source code other than rights pursuant to the source code escrow agreements set forth on Schedule 3.9(i)), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property owned by the Company or any of its Subsidiaries with any Person, (B) the purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any Person (other than off the shelf shrink wrap, click through or similar licenses for commercially available software, in each case with no recurring license fee), (C) material change in pricing or royalties set or charged by the Company or any of its Subsidiaries to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company or any of its Subsidiaries (other than off the shelf shrink wrap, click through or similar licenses for commercially available software, in each case with no recurring license fee) or (D) entering into, or amendment of, any agreement with respect to the development of any Intellectual Property with a third party;
     (t) agreement, or modification to any agreement, pursuant to which any Person was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products, services or technology of the Company or any of its Subsidiaries;
     (u) event, occurrence, change, effect or condition of any character that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect;
     (v) any incurrence of short-term or long-term indebtedness for borrowed money by the Company or any of its Subsidiaries (other than by advances under the Comerica Credit Facility) or creation, assumption or existence of any new or additional mortgage, pledge or Lien on the Company’s or any of its Subsidiaries’ assets;
     (w) any material transaction by the Company or any of its Subsidiaries with a third party other than for fair market value; or
     (x) agreement by the Company or any of its Subsidiaries, or any Employees, to do any of the things described in the preceding clauses (a) through (w) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Documents).

     Section 3.15 Material Contracts and Commitments.
     (a) Company’s Disclosure Schedule sets forth the following contracts, agreements, leases and instruments to which the Company or any of its Subsidiaries is a party: (i) employment or consulting contracts; (ii) capital stock redemption or stock purchase agreements which have not yet been performed; (iii) agreements providing for the indemnification by the Company or any of its Subsidiaries of others against any liabilities or the sharing of the tax liability of others (except for warranty and similar obligations incurred in the ordinary course of business and indemnity obligations included in various agreements set forth in Company’s Disclosure Schedule); (iv) license agreements (as licensor or licensee) other than with respect to Intellectual Property (which are covered by Section 3.9); (v) sales representative agreements; (vi) contracts or agreements with directors, officers, employees or stockholders of the Company or any of its Subsidiaries or other Affiliates of the Company; (vii) leases; (viii) material agreements with customers of the Company or any of its Subsidiaries; (ix) plans or contracts providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union; (x) agreements for the purchase or disposition of any commodity, material or equipment; (xi) other agreements creating any material obligations of the Company or any of its Subsidiaries with respect to any contract or agreement not specifically disclosed elsewhere herein or in Company’s Disclosure Schedule, which involve in any one case more than $25,000 or more than $75,000 in the case of a series of related agreements; (xii) agreements containing covenants limiting the freedom of the Company or any of its Subsidiaries or any of their Affiliates to engage in any line of business or any geographic territory or to compete with any Person, or which grants to any Person any exclusivity to any geographic territory, any customer, or any product or service; (xiii) commission and/or sales agreement with any Person; (xiv) any current joint venture or partnership agreement or similar arrangement; (xv) any agreement pursuant to which the Company or any of its Subsidiaries agreed to provide “most favored nation” pricing or other terms and conditions to any Person with respect to the sale, distribution, license or support of any Company Products or services; or (xvi) indentures, mortgages, promissory notes, loan agreements, fidelity bonds, guaranties or other agreements or commitments for the borrowing of money or any related security agreements (collectively, together with the Intellectual Property Contracts, the “Material Contracts”). The Company has provided to Parent the final execution copy of each such Material Contracts. A complete and correct set of all exhibits and schedules to such Material Contracts have been, or prior to the Closing will have been, provided to Parent. With respect to Service Agreements entered into with personnel in the United Kingdom and Singapore and set forth on Section 3.33(c) of the Company’s Disclosure Schedule, the Company has provided to Parent a template of such agreements. No Service Agreement entered into with said employee of the Company or its Subsidiaries materially differs from the template provided.
     (b) All Material Contracts to which the Company or any of its Subsidiaries is a party constitute legal, valid and binding obligations of the Company or Subsidiary, as applicable, and are enforceable against the Company or such Subsidiary, as applicable, and to Company’s Knowledge, the other parties thereto, in accordance with their respective terms, except as such enforceability may be limited by (i) Insolvency Laws and (ii) general equitable principles. Neither the Company nor any of its Subsidiaries have received any notice of the termination or modification, or threatened termination or modification, of any Material Contracts. Neither the

Company, nor any Subsidiary, and, to the Company’s Knowledge, no other party to any Material Contract is in default of any material provisions thereof, and no event or fact exists which, with notice, lapse of time or both would constitute such default thereunder on the part of the Company, or any of its Subsidiaries, and, to the Company’s Knowledge, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect. Company’s Disclosure Schedule sets forth each customer contract that has been cancelled, terminated or expired in accordance with it terms during the five year period ending on the Closing Date.
     (c) Neither the Company nor any of its Subsidiaries have any direct government contracts or subcontracts except as listed on Company’s Disclosure Schedule.
     (d) All Funded Debt of the Company and any of its Subsidiaries is set forth on Company’s Disclosure Schedule.
     (e) Company’s Disclosure Schedule sets forth all notices to, and all necessary consents, waivers and approvals of, parties to any Material Contract that are required thereunder in connection with the transactions contemplated hereby, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration (including payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries would otherwise be required to pay pursuant to the terms of such Material Contract had the transactions contemplated by this Agreement not occurred) after the Effective Time so as to preserve all rights of, and benefits to, the Company or any of its Subsidiaries under such Material Contract from and after the Effective Time (collectively, the “Material Consents”).
     Section 3.16 Litigation. Except as set forth on the Company’s Disclosure Schedule, no action, order, claim, complaint, informal grievance, suit, arbitration, proceeding or litigation and no investigation, inquiry or review (each, a “Proceeding”), including those by, with or before a Governmental Authority, is pending against, or to the Company’s Knowledge threatened or contemplated against, the Company or any of its Subsidiaries, or any of the Company’s or any of its Subsidiaries properties or assets or any officer, director or stockholder or Employee of the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries in their capacity as such, at law or in equity, including before any Governmental Authority, nor to the Company’s Knowledge is there any reasonable basis for asserting any such Proceeding. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets are subject by name to any Order or Proceeding, including from any Governmental Authority.
     Section 3.17 No Default. Neither the Company nor any of its Subsidiaries are in default under or in violation of, in either case in any material respect, and no event or fact exists that with notice or lapse of time or both would constitute a default under or a violation, in either case in any material respect, of, (a) their respective certificates of incorporation or bylaws (or their equivalent); (b) any Order applicable by name to the Company or any of its Subsidiaries; or (c) any resolution that has not been revoked, rescinded or amended, adopted by the Board of Directors of the Company or any of its Subsidiaries or their respective stockholders.

     Section 3.18 Title to and Condition of Assets and Property. The assets currently owned or leased by the Company and each of its Subsidiaries are all of the assets (whether real, personal, tangible or intangible) that are reasonably necessary for the continued conduct of the Company’s business in all material respects as presently conducted. The Company and each of its Subsidiaries has good and indefeasible title to all property, facility, and equipment reflected as owned by the Company or any of its Subsidiaries, as the case may be, in the Latest Financial Statements and such assets and all other assets currently owned by the Company and each of its Subsidiaries are free and clear of all Liens other than Permitted Liens (as defined below) and such other Liens as may be otherwise set forth in the Company’s Disclosure Schedule. All items of equipment and other assets owned or leased by the Company or any of its Subsidiaries are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the conduct of the business of the Company and each of its Subsidiaries as currently conducted in all material respects. “Permitted Liens” means the following Liens: (i) Liens for Taxes (as defined below), assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings (and set forth on Company’s Disclosure Schedule); (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by Law for amounts not yet due; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (iv) defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of business; (v) Liens not created by the Company that affect the underlying fee interest of any Leased Real Property; and (vi) Liens that secure obligations reflected in the Company Financial Statements (and are described on the Company’s Disclosure Schedule).
     Section 3.19 Leased Real Property. The Company’s Disclosure Schedule sets forth a description of all real property currently leased by the Company and its Subsidiaries (the “Leased Real Property”). Those certain real property leases or subleases for the Leased Real Property, including all amendments and modifications thereto (individually, a “Real Property Lease”), are set forth on the Company’s Disclosure Schedule and true, correct and complete copies of such Real Property Leases have been heretofore been made available to Parent and its counsel. The Company and its Subsidiaries enjoy peaceful and undisturbed possession of their interests under all such Real Property Leases. With respect to each such Real Property Lease: (i) such Real Property Lease is legal, valid and binding, enforceable, and in full force and effect, as such enforceability may be limited by Insolvency Laws and the availability of equitable remedies, (ii) such Real Property Lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby, except as such enforceability may be limited by Insolvency Laws and the availability of equitable remedies, (iii) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to a Real Property Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder, (iv) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Real Property Lease has repudiated any provision thereof, (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Real Property Lease, (vi) with respect to each Real Property Lease that is a sublease, to the Company’s Knowledge, the representations and warranties set forth in (i)-(v) above are true and correct with respect to the underlying lease, (vii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, and (viii) all facilities leased or subleased are supplied with utilities and other services necessary for the operation of said facilities.
     Section 3.20 Real Property.
     (a) Except as may be set forth herein or in the Company Financial Statements, the present use and occupancy of the Leased Real Property by the Company and its Subsidiaries, and all aspects of any buildings, structures and all fixtures owned by the Company or any of its Subsidiaries (each, a “Tenant Improvement”) to the Real Property, are in compliance in all material respects with all Laws applicable to such Real Property and Tenant Improvements and with all private restrictive covenants of record and zoning ordinances. No Tenant Improvement encroaches on any adjacent property. Since the date of the Latest Financial Statements, no Tenant Improvement has been physically damaged in any material respect by any casualty or act of God, or been subject to any condemnation or eminent domain Proceedings which, singularly or in the aggregate, would have a Material Adverse Effect. To Company’s Knowledge, no condition exists with respect to the Leased Real Property or any of its Tenant Improvements that would prevent, or require material repair or modification thereof as a prerequisite to, Parent using the Leased Real Property in the ordinary conduct of the business, as presently conducted, except with respect to ordinary wear and tear and scheduled maintenance. There is no Proceeding pending or, to the Company’s Knowledge, threatened with or before any Governmental Authority, relating to any Leased Real Property. To Company’s Knowledge, no portion of the Leased Real Property is subject to any classification, designation or preliminary determination of any Governmental Authority or pursuant to any Law that would restrict in any material respect the use, occupancy or operation of the Leased Real Property (as presently used, occupied or operated) in connection with the business of the Company and its Subsidiaries in any material respect.
     (c) Except as reflected in the books and records of the Company and its Subsidiaries, none of the Company, its Subsidiaries, or any other Person has caused, any work or Tenant Improvements to be performed upon or made to any of the Leased Real Property for which there remains outstanding any material payment obligation that would or might serve as the basis for a Lien, in favor of the Person who performed the work.
     (d) All requisite certificates of occupancy and other material permits and approvals required with respect to the Tenant Improvements and the use, occupancy and operation thereof have been obtained or the Company or one of its Subsidiaries is in the process of obtaining same and such process and status thereof is specifically noted on the Company’s Disclosure Schedule.
     Section 3.21 Environmental Matters.
     (a) (i) The Company and its Subsidiaries hold all permits, licenses, certificates, approvals, and authorizations required under any Environmental Law (as defined below) for conducting its businesses and operations as presently conducted; (ii) the Company and its Subsidiaries are in material compliance with, and its businesses, operations, assets, equipment, leaseholds and other facilities are in material compliance with, the provisions of all

Environmental Laws as may apply to the Company or any of its Subsidiaries, as applicable; (iii) there is no Proceeding pending nor threatened against the Company or any of its Subsidiaries (or to Company’s Knowledge against any other Person for whose acts or omissions the Company or any of its Subsidiaries may be responsible), nor is any such Proceeding contemplated to Company’s Knowledge involving alleged non-compliance with or liability pursuant to any Environmental Laws, nor, to the Company’s Knowledge, is there a basis for the assertion against the Company or any of its Subsidiaries (or against any other Person for whose acts or omissions the Company or any of its Subsidiaries may be responsible) of any such Proceeding; (iv) to the Company’s Knowledge, no Hazardous Material, as defined below, or Solid Waste, as defined below, exists on or under the surface of, the Leased Real Property or any other real property owned or leased by the Company or any Affiliate in quantities or levels that would require remedial activity or notification to a Governmental Authority; (v) to the extent required under any Environmental Law, to the Company’s Knowledge, all Hazardous Materials and Solid Waste located on, in or under the Leased Real Property, have been removed and disposed of in compliance with Environmental Laws, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or, other than those used in the ordinary course of business, other handling of Hazardous Materials or Solid Waste have occurred on, in or under any Leased Real Property, that will subject the Company or any of its Subsidiaries or any subsequent occupant or operator of such Leased Real Property to a legal requirement to perform any corrective or compliance action pursuant to any Environmental Law or to any other liability of any kind pursuant to any Environmental Law; (vi) all currently known costs of complying as of the date of Closing with Environmental Laws (other than reporting, record keeping and other similar items of routine compliance) are reflected in the Company’s Disclosure Schedule; (vii) neither the Company nor any of its Subsidiaries have received any written notice of any violation of any Environmental Law which relates to the use or occupancy of the Leased Real Property or the operation of the business of the Company or any of its Subsidiaries, as heretofore conducted; (viii) to the Company’s Knowledge, since their respective dates of formation, neither the Company nor any Subsidiary have been in material violation of any Environmental Law; (ix) all environmental audit or assessment reports of, or with respect to, the Company or any of its Subsidiaries or with respect to any of their respective assets have been furnished to Parent; (x) to the Company’s Knowledge, there are no underground storage tanks, pits, sumps or impoundments (as defined under Environmental Laws) located on or under the Leased Real Property or on any other real property owned or leased by the Company or any of its Subsidiaries; and (xi) to the Company’s Knowledge, there is no liability to any nongovernmental third party in tort in connection with any release into the environment or any exposure of any person, property, or natural resource to any Hazardous Material in connection with the operations of the Company or any of its Subsidiaries or any of their respective assets.
     (b) For purposes of this Agreement, the following definitions shall apply: (i) “Environmental Laws” shall mean all federal, national, state, provincial, municipal, and local Laws, statutes, ordinances, rules, regulations, legally binding requirements, decrees, covenants and common Law relating to health, safety and the protection of the environment, in each case in effect on Closing, including without limitation, Laws, statutes, ordinances, rules, regulations, decrees, covenants and common Law relating to emissions, discharges, releases, threatened releases, manufacturing, generation, processing, application, use, treatment, storage, disposal, transport or handling of Hazardous Materials into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or occupational or worker safety and health, and any and all Laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, environmental permits, licenses, certificates or injunctions; (ii) “Hazardous Material” shall mean any substance or material which is regulated pursuant to any Environmental Law by any federal, state or local governmental authority, including without limitation, any substance or waste material which is defined or listed as a “hazardous waste,” “extremely hazardous waste,” “solid waste,” “restricted hazardous waste,” “industrial waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Environmental Law; “Hazardous Material” also includes without limitation gasoline, diesel fuel, petroleum, petroleum wastes, polychlorinated biphenyls, asbestos, silica and urea formaldehyde foam insulation; and (iii) “Solid Waste” shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations.
     Section 3.22 Employee Benefits. The Company’s Disclosure Schedule sets forth a list of every Plan (as defined below) that is maintained (as such term is further defined below) by the Company or any of its Subsidiaries.
     (a) Each Plan which has been maintained by the Company and which has been intended to qualify under Section 401(a) of the Code, has received or can reasonably rely on a favorable determination letter from the Internal Revenue Service (“IRS”) regarding its qualification under that section and has, in fact, been qualified under that section of the Code from the effective date of such Plan through and including the Closing (or, if earlier, the date that all of such Plan’s assets were distributed). To the Company’s Knowledge, no event or omission has occurred which would cause any such Plan to lose its qualification under said Section 401(a).
     (b) The Company has complied in all material respects with any laws applicable with respect to the Plans. With respect to any Plan maintained by the Company, there has occurred no “prohibited transaction,” as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (for which no exemption exists under Section 408 of ERISA), or Section 4975 of the Code (for which no exemption exists under Section 4975(c)(2) or (d) of the Code), or breach of any duty under ERISA, which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution), in any material taxes, penalties or other liability to the Company or any ERISA Affiliate (as defined in (j)(iii) below). No Proceeding (other than those relating to routine claims for benefits) is pending or, to Company’s Knowledge, threatened or contemplated with respect to any such Plan.
     (c) Neither the Company nor any of its ERISA Affiliates maintain any employee benefit plans subject to the funding requirements of ERISA Section 3021 or Code Section 412. Neither the Company nor any of its ERISA Affiliates fund any Plan through an association described in Code Section 501(c)(9). All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Plans maintained by the Company or any ERISA Affiliate, for all periods to the date of the Latest Financial Statements, either have been made or have been accrued (and all such unpaid but accrued amounts are reflected on the Latest Financial Statements); provided that any such payments and/or contributions out of the ordinary course of business since the date of the Latest Financial Statements are listed on the Company’s Disclosure Schedule. Neither the

Company nor any ERISA Affiliate has ever maintained a Multiemployer Plan. None of the Plans maintained by the Company or any ERISA Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than coverage mandated by applicable law, including but not limited to coverage as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.
     (d) Each Plan maintained by the Company as of the date hereof is subject to termination by its Board of Directors without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Plan following such termination.
     (e) With respect to any Plan not set forth on Company’s Disclosure Schedule but that was sponsored by any predecessor to the Company, no liability, contingent or otherwise, exists with respect to such Plan.
     (f) The Company has delivered or made available to Parent (i) correct and complete copies of each Plan, including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code, or any similar Laws of other jurisdictions applicable to the Company, in connection with each Plan or related trust; (iv) if any Plan is funded, the most recent annual and periodic accounting of Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, with respect to each Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings from the IRS or any similar Governmental Authority having jurisdiction over the Company relating to Plans and copies of all applications and correspondence (including specifically any correspondence regarding actual or potential audits or investigations) to or from the IRS, Department of Labor or any other Governmental Authority with respect to any Plan, (vii) all material written agreements and contracts relating to each Plan, including fidelity or ERISA bonds, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications relating to any employee or employees relating to any Plan and any proposed Plans, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company and which are not reflected in the current summary plan description and plan document; (ix) all material forms and notices relating to the provision of post-employment continuation of health coverage; (x) all policies pertaining to fiduciary liability insurance covering the fiduciaries of each Plan; (xi) all discrimination and qualification tests, if any, for each Plan for the most recent plan year; and (xii) all registration statements, annual reports (Form 11-K or any similar form required under the Laws of other jurisdictions applicable to the Company and all attachments thereto) and prospectuses prepared in connection with each Plan.
     (g) No Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by Law, and Company has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Law.
     (h) With respect to each Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of the Company, under the terms of each such Plan or applicable law, as applied through the Closing Date. The current value of the assets of each such Plan, as of the end of the most recently ended plan year of that Plan, equals or exceeded the current value of all benefits liabilities under that Plan.
     (i) The execution and delivery by the Company of this Agreement and any Related Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any Plan, trust or loan that would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.
     (j) For purposes of this Section 3.22.
(i)	“Plan” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or membership interest option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above.

(ii)	an entity “maintains” a Plan if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Plan, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Plan, or if such Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

(iii)	an entity is an “ERISA Affiliate” of the Company for purposes of this Section 3.22 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C); and

(iv)	“Multiemployer Plan” means an employee benefit plan as defined in ERISA Section 3(37).

     Section 3.23 Labor Matters. Other than Plans set forth on the Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligations, contingent or otherwise, under any employment or consulting agreement or under any collective bargaining agreement, noncompete, nonsolicitation or written compensation contract with any Person, labor union or other labor or employee group other than as set forth in the agreements listed on Section 3.15 of the Company’s Disclosure Schedule. There have been no overt union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association at the Company or any of its Subsidiaries. The Company or any of its Subsidiaries are and have been for the last three years in material compliance with all federal, state and other applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. No unfair labor practice complaint against the Company or any of its Subsidiaries is pending, or to the Company’s Knowledge, threatened or contemplated, before the National Labor Relations Board. There is no organized labor strike, dispute, slowdown or stoppage pending or, to the Company’s Knowledge, threatened or contemplated against the Company or any of its Subsidiaries. No employment-related grievance or internal or informal complaint or liability with respect to the termination of any employee, consultant or agent exists or has been commenced in the last three years. No collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries have experienced any material organized labor difficulty. To the Company’s Knowledge, no Employee is in violation in any material respect of any term of any employment contract, or any other contract or agreement with a former employer or any other common law obligation to a former employer relating to the right of any such Employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted by the Company or any of its Subsidiaries. There is neither pending nor, to Company’s Knowledge, threatened or contemplated Proceedings with respect to any contract, agreement, covenant or obligation referred to above in this Section 3.23, nor to Company’s Knowledge is there any reasonable basis for asserting any such Proceeding. There have been no Proceedings against the Company or any Subsidiary in the last three years with respect to any labor law or employment violations.
     Section 3.24 Filings; Compliance; Sarbanes-Oxley Compliance.
     (a) Except as set forth on the Company’s Disclosure Schedule, the Company and each Subsidiary have filed all material reports required to be filed by them with any Governmental Authority to which they must report. None of the information included, in any documents filed by the Company or any of its Subsidiaries with any Governmental Authority, were at the respective times such documents were filed with any such Governmental Authority, false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, and were responsive, in all material respects, to such reporting requirements. The Company and each Subsidiary is now and has been since its date of formation in material compliance with all material Laws promulgated by any Governmental Authority which apply to the conduct of its business.
     (b) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. In connection with any obligations of SFE under the Sarbanes-Oxley Act of 2002, the Company has materially complied with all requests directed to it to ensure compliance under such Act by SFE. All internal control deficiencies of the Company identified as part of the evaluation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 have been remediated and do not have any impact on any of the financial information made available to Parent.
     Section 3.25 Taxes.
     (a) Except as set forth on the Company’s Disclosure Schedule, the Company and each of its Subsidiaries have timely filed all Tax Returns (including returns for estimated tax) required by Law to be filed by it. All such Tax Returns are true, complete and correct in all material respects with regard to the Company and its Subsidiaries for the periods covered thereby. Except as set forth on the Company’s Disclosure Schedule, all Taxes that are due and payable by the Company and each of its Subsidiaries have been timely paid. Except as set forth on the Company’s Disclosure Schedule, the Company and each of its Subsidiaries are not delinquent in the payment of any Tax, there is no Tax deficiency asserted against the Company or any of its Subsidiaries, and there is no unpaid assessment, deficiency or delinquency in the payment of any of the Taxes of the Company or any of its Subsidiaries. Adequate accrual for all Taxes payable through the date of the Latest Financial Statements are reflected in the Latest Financial Statements, subject to normal recurring year-end adjustments. There are no Liens for Taxes upon any properties or assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable. Except as set forth on the Company’s Disclosure Schedule, no audit, investigation or Proceeding of the Company or any of its Subsidiaries is pending, and the results of any completed audits are properly reflected in the Company Financial Statements. Neither the Company nor any of its Subsidiaries have granted any extension to any Taxing authority of the limitation period during which any Tax liability may be asserted after the Effective Time. All monies required to be withheld by the Company or any of its Subsidiaries from employees or other persons or collected for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes. The Company and each of its Subsidiaries has complied with all information and backup withholding requirements, including maintenance of required records thereto, in connection with all Taxes and Tax Returns. Neither the Company nor any of its Subsidiaries are a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment and neither the Company nor any of its Subsidiaries are under any contractual obligation to pay the Tax liability of any other Person. The Company has furnished or made available to Parent true and complete copies of the Company’s and each of its Subsidiaries’ federal, state, local and foreign income Tax Returns for tax years beginning on or after January 1, 2002.
     (b) Neither the Company nor any of its Subsidiaries is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Except as set forth on the Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan (including the Company Stock Rights), which, as a result of the transactions contemplated by this Agreement, has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Neither the Company nor

any of its Subsidiaries have participated in an “international boycott” as defined in Code Section 999. Neither the Company nor any of its Subsidiaries has within the past five years, been either a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a Tax-free transaction pursuant to Section 355 of the Code. Neither the Company nor any of its Subsidiaries have agreed to make, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise. Except for the acquisition of Sotas, Inc., neither the Company nor any of its Subsidiaries have been a party to a transaction subject to Code section 361. Neither the Company nor any of its Subsidiaries has been a member of a US federal “consolidated income tax group” under the Code or under any similar state Tax law, other than the consolidated group of which the Company is the common parent.
     (c) Neither the Company nor any of its Subsidiaries (i) have entered into a “closing agreement” under the Code or under any other comparable Tax law, (ii) is a party to an installment agreement or open transaction not yet closed, (iii) is or has been a party to either a “listed transaction” or “reportable transaction” as defined in Treas. Reg. Section 1.6011-4 or other comparable State Tax Law, or (iv) has been a party to a transaction subject to section 362(e) of the Code.
     (d) For purposes of this Agreement the following terms have the following meanings: “Tax” means all taxes, however denominated including, without limitation, any federal, state, local, or foreign income, gross receipts, payroll, employment, excise, stamp, franchise, profits, business license, occupation, environmental, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, customs, duties, alternative or add-on minimum or estimated tax and other obligations of the same or of a similar nature to any of the foregoing, including any interest, penalty, or addition thereto, whether disputed or not. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
     Section 3.26 Surety Obligations. Neither the Company nor any of its Subsidiaries are obligated as surety or indemnitor under any surety or similar bond or indemnity agreement and has not entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.
     Section 3.27 No Brokers. Neither the Company nor any of its Subsidiaries have employed, engaged or dealt with any broker, agent or finder (other than Jefferies Broadview, a division of Jefferies & Company, Inc. (the “Broker”) or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby other than to the Broker. The Company is solely responsible and obligated for any payments, fees, and commissions arising from the transactions contemplated hereby owing to the Broker and to any other such broker whom the Company or any of its Subsidiaries have employed or engaged or with whom it has dealt.
     Section 3.28 Receivables. All accounts receivable shown on the Latest Financial Statements and all such receivables now held by the Company and its Subsidiaries have arisen in the ordinary course of business for products delivered or services rendered and, to Company’s Knowledge, are in all material respects bona fide and valid. All accounts receivable shown on the Latest Financial Statements were, and all such receivables now held by the Company and its Subsidiaries are, collectible and are not subject to any defense, offset or counterclaim, except to the extent reserved on the Latest Financial Statement or thereafter on the general ledger and journals of the Company and its Subsidiaries in accordance with GAAP. Without limiting the generality of the foregoing, the entire reserve set forth on the Latest Financial Statement or the general ledger and journals of the Company and its Subsidiaries, as applicable, is available for any accounts receivable, whether or not such accounts receivable were considered in establishing such reserve. Except as set forth on the Company’s Disclosure Schedule, the Company has no Knowledge of any event or condition with respect to a specific customer that causes it or any of its Subsidiaries to believe that the receivables of any such customer will not be collected in full in due course without resort to litigation. Except as set forth on the Company’s Disclosure Schedule, no Person has any Lien on any receivable, and no request or agreement for material deduction or material discount has been made with respect to any receivable.
     Section 3.29 Inventories. Except for the value of obsolete inventory and inventory of below standard quality which has been written down or reserved against in accordance with GAAP, the inventories of the Company and each of its Subsidiaries are merchantable and conform in all material respects to customary trade standards for merchantable goods. There have been no write-ups of inventories or other assets other than as to quantities after a physical inventory.
     Section 3.30 Customers. The Company’s Disclosure Schedule contains a complete and accurate list of the ten (10) largest customers of each of the Company and its Subsidiaries. Except as set forth in Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries have received notice, or has Knowledge that any customer listed in the Company’s Disclosure Schedule is seeking or presently intends to seek damages from, or to terminate or diminish its relationship with, the Company or any of its Subsidiaries or that any such customer will not renew or continue its existing agreement or relationship with the Company or any of its Subsidiaries (or otherwise) on terms at least as favorable to the Company or any of its Subsidiaries, as the case may be, as those currently in effect. Except as set forth on the Company’s Disclosure Schedule, none of the agreements and contracts with such customers are terminable as a result of the transactions contemplated hereby. No Affiliate of the Company or any of its Subsidiaries nor any of the executive officers or directors or partners of such Affiliate, Subsidiary or the Company owns, directly or indirectly, any material interest or has any material investment in any such customer.
     Section 3.31 Accounts Payable. Except as set forth in the Company’s Disclosure Schedule, no such account payable or deposit is the subject of any dispute, nor has the due date passed with respect to any such account payable. Since the date of the Latest Financial Statements, neither the Company nor any of its Subsidiaries have delayed the rate of payment of any accounts payable. All accounts payable of the Company and its Subsidiaries that arose after June 30, 2006 have been recorded on the accounting books and records of the Company and its Subsidiaries. All outstanding accounts payable of the Company and its Subsidiaries represent valid obligations arising from bona fide purchases of assets or services, which assets or services have been delivered to the Company or to a Subsidiary.

     Section 3.32 Insurance Policies. Company’s Disclosure Schedule identifies all insurance policies maintained by the Company or any of its Subsidiaries in effect as of the date hereof (including, without limitation, all insurance providing benefits to employees) by policy number, type, carrier and expiration. All such policies are in full force and effect. All premiums due on such policies have been paid or accrued, and neither the Company nor any of its Subsidiaries have received any notice of cancellation with respect thereto. Except as has been accrued and reflected on the Latest Financial Statements, as of the date hereof, neither the Company nor any of its Subsidiaries have any liability for premiums or for retrospective premium adjustments for any period prior to the date hereof. True, accurate and complete copies of all insurance policies of the Company and each of its Subsidiaries have been previously furnished to the Parent. The Company has complied with any obligation under any Material Contract that requires the Company to maintain certain levels of insurance or to name certain Persons as an additional insured.
     Section 3.33 Employment Matters.
     (a) Company’s Disclosure Schedule sets forth, (A) with respect to each current employee of the Company and its Subsidiaries (including any employee who is on a leave of absence, sick leave, disability leave or on layoff status subject to recall) (each, an “Employee”) (i) the name of such Employee and the date as of which such Employee was originally hired by the Company or any of its Subsidiaries, and whether the Employee is on an active or inactive status; (ii) such Employee’s title; (iii) such Employee’s annualized compensation as of the date of this Agreement, including base salary, vacation and/or paid time off accrual amounts, bonus and/or commission potential, severance pay potential, and any other compensation forms; (iv) whether such Employee is not fully available to perform work because of disability or other leave and, if applicable, the basis of such disability or leave and the anticipated date of return to full service; (v) whether such Employee is employed by the Company or a Subsidiary of the Company; (vi) the facility at which such Employee is deemed to be located; (vii) each current benefit plan in which such Employee participates or is eligible to participate; and (viii) any governmental authorization, permit or license that is held by such Employee and that is used in connection with the Company’s business; and (B) with respect to each current and former Employee, whether such current or former Employee has executed the Company’s or one of its Subsidiaries’ standard form nondisclosure, confidentiality and assignment of inventions agreement.
     (b) Company’s Disclosure Schedule contains a list of individuals who are currently performing services for the Company and its Subsidiaries and who are classified as “consultants” or “independent contractors,” the respective compensation of each such “consultant” or “independent contractor” and whether the Company or any of its Subsidiaries is party to a consulting or independent contractor agreement with the individual. Any such agreements have been delivered to Parent and are set forth on Company’s Disclosure Schedule. Any Persons now or heretofore engaged by the Company or any of its Subsidiaries as independent contractors, rather than employees, have been properly classified as such, are not entitled to any compensation or benefits to which regular, full-time employees are or were at the relevant time entitled, and were and have been engaged in accordance with all applicable Laws.

     (c) Each employment agreement for a current Employee of the Company or any of its Subsidiaries or for any former Employees that contain provisions that are still operative is set forth on Company’s Disclosure Schedule and a copy of each employment agreement and any amendment thereto has been provided to Parent. Except as set forth on the Company’s Disclosure Schedule, the employment of each of the Employees is terminable by the Company or any of its Subsidiaries (except for non-U.S. employees of the Company or any of its Subsidiaries located in a jurisdiction that does not recognize the “at will” employment concept) and neither the Company nor any of its Subsidiaries have any obligation to provide any particular form or period of notice prior to terminating the employment of any of its Employees, except as set forth on Company’s Disclosure Schedule. Neither the Company nor any of its Subsidiaries have, and to the Knowledge of Company, no other Person has, (i) entered into any agreement that obligates or purports to obligate the Company or any of its Subsidiaries to make an offer of employment to any present or former Employee or consultant of the Company or any of its Subsidiaries or (ii) promised or otherwise provided any assurances (contingent or other) to any present or former Employee or consultant of the Company or any of its Subsidiaries of any terms or conditions of employment with the Company or any of its Subsidiaries following the Closing.
     (d) The Company has delivered to Parent accurate and complete copies of all current employee manuals and handbooks, employment policy statements and employment agreements of the Company and its Subsidiaries.
     (e) (A) Except as set forth on the Company’s Disclosure Schedule, no Employee has given written notice terminating his or her employment with the Company or a Subsidiary, or terminating his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement; (B) to the Company’s Knowledge, no Employee, consultant or contractor is a party to or is bound by any employment contract, patent disclosure agreement, noncompetition agreement, any other restrictive covenant or other contract with any Person (other than the Company or any of its Subsidiaries), or is subject to any Order, any of which would reasonably be expected to have a material adverse effect in any way on (x) the performance by such Person of any of his or her duties or responsibilities for the Company or any of its Subsidiaries, or (y) the Company’s or any of its Subsidiaries’ business or operations; (C) to the Company’s Knowledge, no current Employee, contractor or consultant is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other restrictive covenant to a former employer or entity relating to the right of any such Employee, contractor or consultant to be employed or retained by the Company or any of its Subsidiaries; and (D) neither the Company nor any of its Subsidiaries are and have never been, engaged in any dispute or litigation with an Employee regarding intellectual property matters.
     (f) Except as set forth on Company’s Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries have an established severance pay practice or policy; (ii) neither the Company nor any of its Subsidiaries are liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the Company’s or any of its Subsidiaries’ policies) to any Employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, program of the Company or any of its Subsidiaries, applicable Law or otherwise; and (iii) as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any of its Subsidiaries of any Persons employed by the Company or any of its Subsidiaries on or prior to the Closing Date, neither the Company nor any of its Subsidiaries will have (x) any liability that exists or arises under any benefit or severance policy, practice, agreement, plan or program of the Company or any of its Subsidiaries, or under any applicable Law applicable thereto, other than the Transaction Bonus Payments, or (y) to accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any Employee, other than in respect of the Options and Warrants.
     (g) The Company and each of its Subsidiaries are, and have been during the last three (3) years, in compliance, in all material respects, with all applicable Laws, agreements, contracts and promises respecting employment, employment practices, employee benefits, terms and conditions of employment, immigration matters, labor matters, and wages and hours, in each case, with respect to its Employees, as well as former employees.
     (h) There are no Proceedings pending or, to the Company’s Knowledge, threatened, before any Governmental Authority by any Employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending before any Governmental Authority (or any state “referral agency”) from any Employee or any other Person arising out of the Company’s status as employer, whether in the form of claims for employment discrimination, harassment, retaliation, unfair labor practices, grievances, wrongful discharge, breach of contract, tort, unfair competition or otherwise. In addition, there are no pending, or to Company’s Knowledge threatened or reasonably anticipated claims or actions against the Company or any of its Subsidiaries under any workers compensation policy or long-term disability policy.
     (i) The Company and each of its Subsidiaries, and to the Company’s Knowledge each Employee, is in compliance with all applicable visa and work permit requirements, and no visa or work permit held by an Employee will expire during the six (6) month period beginning at the date of this Agreement.
     Section 3.34 Transactions with Affiliates. Other than as disclosed in Section 3.34 of Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries have entered into any loans, leases, contracts or other material financial transactions with Stockholders, or any stockholder, director, officer or employee of the Stockholders, the Company or its Subsidiaries, or any member of any such individual’s immediate family or any other Affiliate of the Stockholders or the Company or its Subsidiaries at any time. As used in this Agreement, “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
     Section 3.35 Absence of Certain Practices. There have been no violations of the United States Racketeering Foreign Corrupt Practices Act, United States Money Laundering Control Act of 1986 or any state or federal statute relating to the foregoing or to antitrust, price fixing, bribery, money laundering or similar offenses by the Company or any of its Subsidiaries or any of its stockholders, directors, officers or employees or agents.
     Section 3.36 Disclosure.
     (a) The Company has delivered or made available to Parent true, correct and complete copies of all documents listed on the Company’s Disclosure Schedule. All of the Schedules hereto provided by the Company are true, correct and complete in all material respects. None of the representations or warranties made by the Company in this Agreement or any Related Documents, nor any statement made in the Company’s Disclosure Schedule or any certificate furnished by the Stockholders or the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.
     Section 3.37 Dividends or Distributions. During the existence of the Company, it has accrued dividends on the Preferred Stock, but has not paid or declared any dividends or made any other distributions of assets to any stockholder.
     Section 3.38 Restrictions on Business Activities. Except as set forth on Company’s Disclosure Schedule, there is no (i) agreement or (ii) judgment, injunction, order or decree, in either case to which the Company or any of its Subsidiaries is a party, subject or otherwise binding upon the Company or any of its Subsidiaries, that has had or would reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of business by the Company or any of its Subsidiaries, or otherwise limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete or do business with any Person, in each case whether arising as a result of a change in control of the Company or any of its Subsidiaries or otherwise, except as would not have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on the Company’s Disclosure Schedule, neither the Company nor any of its Subsidiaries have (x) entered into any agreement under which the Company or any of its Subsidiaries is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market or (y) granted any Person exclusive rights to sell, license, manufacture or otherwise distribute any of the Company’s or any of its Subsidiaries’ technology or products in any geographic area or with respect to any customers or potential customers or any class of customers during any period of time or in any segment of the market.
     Section 3.39 Change of Control Payments.
     (a) Company’s Disclosure Schedule sets forth (i) each plan or agreement of the Company or any of its Subsidiaries pursuant to which any amounts may become payable (whether currently or in the future including upon any future end of employment) to current or former Employees as a result of or in connection with the transactions contemplated hereby or by the Related Documents and (ii) a summary of the nature and amounts that may become payable pursuant to each such plan or agreement.
     (b) The Company’s Disclosure Schedule sets forth each Bonus Recipient, the respective Transaction Bonus Payments to which each Bonus Recipient is entitled, and the portions of the Transaction Bonus Payments to be paid to the Bonus Recipients at Closing and to be paid by the Company (or any successor) subsequent to the Closing pursuant to the terms of the respective Transaction Bonus Agreements.
     (c) “Bonus Recipient” means any Person identified on Section 3.39(b) of the Company’s Disclosure Schedule. “Transaction Bonus Agreements” means those agreements between the Company and any Bonus Recipient, which entitle such Bonus Recipient to bonus compensation as a result of the transactions contemplated by this Agreement, copies of which have been delivered to Parent. “Transaction Bonus Payments” means those payments to which the Bonus Recipients are entitled pursuant to their respective Transaction Bonus Agreements as a result of the transactions contemplated by this Agreement.
     Section 3.40 Knowledge. “Knowledge” shall mean the actual knowledge of the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer of the Company and the knowledge they should have had if they had performed their duties in a diligent manner.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS
     Except as expressly set forth in the disclosure schedule delivered to Parent by the Principal Stockholders contemporaneously with the execution hereof and attached hereto as Schedule 4 (the “Stockholders’ Disclosure Schedule”) (which is arranged in sections corresponding to the lettered and numbered sections contained in this Article 4), each Principal Stockholder severally represents and warrants, in respect of itself, himself or herself, to Parent and Merger Sub, as to the correctness and completeness of the following matters respecting such Stockholder, as follows:
     Section 4.1 Incorporation, Qualification and Authority of Stockholders.
     (a) The Stockholder is a natural person or, if the Stockholder is not a natural person, is a corporation or other organization duly incorporated or organized, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation or organization, with all necessary power and authority to enter into, consummate the transactions contemplated by and carry out its obligations under this Agreement and the Related Documents to which it is a party.
     (b) If the Stockholder is not a natural person, the execution and delivery by the Stockholder of this Agreement and the Related Documents to which it is a party and the consummation by the Stockholder of the transactions contemplated by, and the performance by the Stockholder of its respective obligations under, this Agreement and the Related Documents to which it is a party have been duly authorized by all requisite action on the part of the

Stockholder. Stockholder has delivered or will deliver at Closing to Parent certified true, correct and complete copies of all resolutions reflecting such requisite action.
     (c) This Agreement has been, and upon execution and delivery the other Related Documents to which it, he or she is a party will be, executed and delivered by the Stockholder, and (assuming due authorization, execution and delivery by the other party or parties hereto or thereto) this Agreement constitutes, and upon execution and delivery the other Related Documents to which it, he or she is a party will constitute, the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms, except as enforcement may be limited by Insolvency Laws and general equitable principles.
     Section 4.2 No Violations. Neither the execution and delivery of this Agreement or any Related Document by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach or violation of any provision of the certificates of incorporation or by-laws of the Stockholder or their equivalent (if applicable), (b) result in a default, or give rise to any right of termination, modification, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any Person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), or any material agreement, lease (of real or personal property), instrument or obligation to which the Stockholder is a party or to which any of its, his or her assets or property are subject, (c) result in the creation or imposition of any Lien on the Stockholder’s Shares other than Permitted Liens, or (d) violate any Order or any Law applicable to the Stockholder except, in the case of clauses (b) and (d), as would not materially impair or delay the ability of the Stockholder to consummate the transactions contemplated by, or perform its, his or her obligations under this Agreement and the Related Documents to which it is a party.
     Section 4.3 Consents and Approvals. The Stockholders’ Disclosure Schedule hereto sets forth a true, correct and complete list of all consents, approvals, filings, permissions, licenses, authorizations and other requirements prescribed by Law or by contract required to be obtained or filed by the Stockholder to permit the consummation by Parent of the transactions contemplated by this Agreement (the “Stockholder Consents”). Except as indicated on the Stockholders’ Disclosure Schedule, all such items have been obtained and satisfied.
     Section 4.4 Absence of Litigation. No Proceeding, including those by, with or before a Governmental Authority, is pending against or involves, or to the Stockholder’s Knowledge threatened or contemplated against or involves, the Stockholder which would materially impair or delay the ability of the Stockholder to consummate the transactions contemplated by, or to perform his, her or its obligations under, this Agreement and the Related Documents to which he, she or it is a party.
     Section 4.5 Title to Shares. The Stockholder owns the number of Shares set forth opposite his, her or its name on the Stockholders’ Disclosure Schedule free and clear of any Lien, except any Liens arising out of, under or in connection with this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
     Except as set forth in the disclosure schedule delivered to Stockholders by Parent and Merger Sub contemporaneously with the execution hereof and attached hereto as Schedule 5 (the “Parent’s Disclosure Schedule”), which is arranged in sections corresponding to the lettered and numbered sections contained in this Article 5) Parent and Merger Sub hereby, jointly and severally, represent and warrant to Stockholders as follows:
     Section 5.1 Organization. Parent is a corporation duly organized and validly existing and in good standing under the Laws of Delaware. Merger Sub is a corporation duly organized and validly existing and in good standing under the Laws of Delaware. Parent and Merger Sub each have all requisite power and authority (corporate and other) to own their properties, to carry on their respective businesses as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. Parent has heretofore delivered to Stockholders certified true, correct and complete copies of all resolutions reflecting such requisite action.
     Section 5.2 Authorization and No Violation. The execution and delivery of this Agreement (and all other agreements and documents provided for herein) by Parent and Merger Sub, and the consummation by Parent and Merger Sub of all transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Parent and Merger Sub is a party constitute the valid and legally binding respective obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub, as the case may be, in accordance with their respective terms except as such enforceability may be limited by Insolvency Laws and the availability of equitable remedies. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other agreements provided for herein, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any Law applicable to Parent or Merger Sub or with respect to the assets of Parent or Merger Sub; (b) violate the provisions of the Certificate of Incorporation or bylaws (or their equivalent) of Parent or Merger Sub, (c) violate any Order of any Governmental Authority; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any Lien upon the properties or assets of Parent or Merger Sub pursuant to, any indenture, mortgage, deed of trust, franchise, license or other instrument or agreement, arrangement, commitment, obligation, understanding or restriction of any kind to which it is a party or by which it or any of its properties is or may be bound. The Parent’s Disclosure Schedule hereto sets forth a true, correct and complete list of all consents, approvals, permissions, licenses, authorizations and other requirements prescribed by Law or by contract required to be obtained or filed by Parent or Merger Sub to permit the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement. Except as indicated on the Parent’s Disclosure Schedule, all such items have been obtained and satisfied.

     Section 5.3 Regulatory Approvals. Except as indicated on the Parent’s Disclosure Schedule, all consents, approvals, authorizations and other requirements prescribed by any Law that must be obtained or satisfied by Parent and Merger Sub and which are necessary for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the Related Documents have been obtained and satisfied.
     Section 5.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Parent without the intervention of any other Person in such manner as to give rise to any valid claim for a finder’s fee, brokerage commission or other like payment.
     Section 5.5 Investment Intent. Parent is acquiring the capital stock of the Surviving Corporation by merger for its own account, for investment and not with a view to, or for sale in connection with, any distribution of such capital stock or any part thereof. The Parent and Merger Sub understand that the Capital Stock has not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered or sold in reliance upon federal and state exemptions for transactions not involving any public offering. The Parent is a sophisticated investor with knowledge and experience in business and financial matters and is experienced in the valuation of businesses similar to the Company’s.
ARTICLE 6
ADDITIONAL AGREEMENTS
     Section 6.1 Nonsolicitation. Each of the parties hereto hereby agrees to be bound by such provisions regarding solicitation and interference as are set forth on Exhibit G hereto.
     Section 6.2 Covenant Against Competition; Confidentiality. Each of the parties hereto hereby agrees to be bound by such provisions regarding competition and confidentiality as are set forth on Exhibit G hereto.
     Section 6.3 Cooperation. If, at any time after the Effective Time, any further action is necessary, advisable or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of Parent, the Company, Merger Sub and each party to this Agreement are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.
     Section 6.4 No Liability or Contribution. The Company shall have no liability whatsoever to Stockholders as a result of any misrepresentation or breach of representation or warranty contained in this Agreement or in any Related Document delivered by or on behalf of Stockholders pursuant to this Agreement, or the breach of any covenant or agreement of Stockholders contained in this Agreement or in any Related Document delivered to, Parent by or on behalf of Stockholders, as the case may be, pursuant to the provisions of this Agreement, and Stockholders shall have no right of indemnification or contribution against the Company or Parent on account of any event or condition occurring or existing prior to the Closing; provided, however, that nothing contained in this Section 6.4 shall limit the rights of the Company Indemnified Parties pursuant to Section 8.11. In furtherance of the foregoing, and in no way limiting the foregoing, each Stockholder hereby waives any claims or rights of indemnification it may have against the Company arising from any agreement it may have entered into with the Company, including, but not limited to, those stock purchase agreements set forth on Section 3.15(a)(iii) of the Company’s Disclosure Schedules. Other than the licenses granted under Section 7.7 of the Contribution Agreement, dated as of May 24, 2001, among SRAI, SRAC and the Company, which shall be terminated effective at the Effective Time, and, notwithstanding anything to the contrary herein, the parties agree that nothing in this Section 6.4 shall terminate the obligations or liabilities of the Company related to any licenses previously granted to the Company.
     Section 6.5 Cooperation in Litigation. Without limiting Parent’s obligations under this Agreement, and subject to the limitations on Stockholders’ and Parent’s indemnification obligations under Article 7 hereof, each party hereto will cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to the Effective Time (other than litigation arising out of the transactions contemplated by this Agreement and except as otherwise expressly provided herein). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses (including reasonable legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party’s time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.
     Section 6.6 Post Closing Payment. Parent shall cause the Company to pay all of the Company’s obligations under the Transaction Bonus Agreements, including, without limitation, the payment to the Bonus Recipients of those portions of the Transaction Bonus Payments to be paid subsequent to the Closing pursuant to the terms of the respective Transaction Bonus Agreements, reduced by any applicable federal and state withholding Taxes. Pursuant to the terms of the Transaction Bonus Agreements, the initial payments due thereunder, shall be based on the Initial Merger Consideration, as determined at the Closing, and any subsequent payments shall take into consideration any post-Closing adjustments to the Merger Consideration, including adjustments pursuant to Section 1.11, if any, and reductions, if any, as a result of the indemnification obligations of the Stockholders set forth in Article 7. In addition, the initial payments due thereunder shall not be made until the final determination of Closing Cash in accordance with Section 1.12. In the event that any amounts not paid to Stockholders at Closing pursuant to Section 1.4(a)(ii) in anticipation of Transaction Bonus Payments are not paid to Bonus Recipients as a result of the terms of the applicable Transaction Bonus Agreements, Parent shall be fully entitled to retain all of such payments for its own account. The Company covenants that all Transaction Bonus Payments will be recorded as an expense as of the Closing and be accrued as a liability in both the Estimated Closing Balance Sheet as well as in the Final Closing Balance Sheet. For the avoidance of doubt, the deduction of the Transaction Bonus Payments shall be taken into account in determining the 2006 Loss.

     Section 6.7 Stockholder Approval. Within three (3) business days of the date of this Agreement, the Company shall seek the approval of this Agreement and the transactions contemplated hereby, including the Merger, by a majority in voting power of the issued and outstanding capital stock of the Company in the form of a written consent pursuant to Section 228(a) of the DGCL (the “Stockholder Approval”), subject to any applicable fiduciary obligations of the board of directors of the Company. Effective immediately prior to the Effective Time, each Principal Stockholder hereby waives any restrictions on transfer of any Capital Stock held by any Person or any rights of first refusal it may have with respect to said Capital Stock or other similar restrictions.
     Section 6.8 Termination of Credit Facility. Prior to the Closing, the Company shall terminate the Comerica Credit Facility and shall terminate any (i) uniform commercial code financing statements filed in connection therewith, (ii) liens or security interests filed with the United States Patent and Trademark Office filed in connection therewith and (iii) other liens, encumbrances or security interests filed in connection therewith.
     Section 6.9 Obligations of i-flex and SFE.
     (a) I-flex shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and by the Related Documents and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, including, without limitation, causing Parent, Merger Sub and, after the Effective Time, the Surviving Corporation, to perform all of their respective obligations under this Agreement and the Related Documents. In addition, i-flex hereby guaranties the payment and performance of Parent, Merger Sub or the Surviving Corporation to the Stockholders, the Option Holders, the Stockholders’ Indemnified Persons and all other Persons to whom any obligation on the part of Parent, Merger Sub or the Surviving Corporation is owed under this Agreement or any Related Document.
     (b) SFE shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and by the Related Documents and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, including, without limitation, causing each Stockholder which is a subsidiary of SFE and the Company, to perform all of their respective obligations under this Agreement and the Related Documents. In addition, SFE hereby guaranties the payment and performance (including indemnity obligations) of the Company and each Stockholder which is a subsidiary of SFE to Parent, Merger Sub or the Surviving Corporation and to the Parent’s Indemnified Persons and all other Persons to whom any obligation on the part of a Stockholder which is a subsidiary of SFE and the Company is owed under this Agreement or any Related Document.
     Section 6.10 Conversion of Working Capital. The Company will not convert or cause to be converted any of its current assets that will be used in the determination of Closing Net Working Capital pursuant to Section 1.11 into Cash, other than such current assets that are converted into Cash in the ordinary course consistent with past practices.
     Section 6.11 Dissolution of Dormant Subsidiaries. Promptly after the date hereof, the Company will begin in earnest proceedings to dissolve Sotas Ltd., in the United Kingdom, and Mantas (India) Private Limited, in India. Furthermore, promptly after the date hereof, the Company shall use its commercially reasonable efforts to arrange that any shares of capital stock of any Subsidiary of the Company that are not owned by the Company shall be delivered to Parent at the Closing with stock powers attached thereto endorsed in blank.
     Section 6.12 Remediation of Source Code. Prior to the Closing, the Company will use its commercially reasonable efforts to commence developing, planning and designing the necessary remediations for those source code items specifically enumerated on Exhibit F; provided, however, that the Company shall have no obligation hereunder to test or implement such remediations.
     Section 6.13 Delivery of Work Orders. Within twelve (12) days of the date hereof, the Company will deliver to Parent a list, current as of the date hereof, of the Company’s or its Subsidiaries pending work orders, deliverables and acceptance criteria, other than those relating to continuing maintenance obligations.
ARTICLE 7
SURVIVAL; INDEMNIFICATION
     Section 7.1 Survival.
     (a) All representations, warranties, covenants and agreements made in this Agreement or in any Related Documents shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period ending April 15, 2008, except for (i) the indemnities set forth in Section 7.2, which shall survive to the extent set forth in Section 7.1(b), (ii) claims based upon the representations and warranties contained in Section 3.9, which shall survive for three (3) years from the Closing Date, and (iii) claims based upon the representations and warranties contained in Sections 3.1 through 3.3, 3.5, 3.22, 3.25, 3.35, 3.38, 4.1(b), 4.1(c) and 4.5 (collectively, “Fundamental Representations”) and claims based upon the assertion that an Indemnifying Party had committed actual fraud or deceit, which claims may be made at any time up to 60 days beyond the relevant statute of limitations thereof; provided, however, that with respect to claims based upon the representations and warranties contained in Section 3.25, such claims must be made by the earlier of (i) any time up to 60 days beyond the relevant statute of limitations thereof and (ii) seven (7) years from the Closing Date; and further provided, however, that if a Taxing authority has commenced an audit of the Company or a Subsidiary for a taxable period that began before the Closing Date prior to such seven (7) year period which may impact the representations and warranties made in Section 3.25, the seven (7) year limitation will be disregarded for purposes of the results of such audit with respect to the issues raised in the audit.
     (b) Anything to the contrary notwithstanding, the applicable survival period shall be extended automatically to include any time period necessary to resolve a claim for indemnification that was made in accordance with the terms of this Agreement before expiration of the applicable survival period but not resolved prior to its expiration, and any such extension shall apply only as to the specific claims asserted and not so resolved within the applicable survival period. The liability associated with any such item shall continue until such claim shall have been finally settled, decided or adjudicated.
     Section 7.2 Indemnification by the Principal Stockholders.
     Principal Stockholders shall, subject to Section 7.4, jointly and severally indemnify, except as to SRAC and SRAI, which shall be several and not joint, hold harmless and defend the Parent, Merger Sub and the Company and their respective Affiliates, successors and assigns (collectively, “Parent’s Indemnified Persons”) from and against, and reimburse each of Parent’s Indemnified Persons with respect to, any and all losses, damages (including punitive and liquidated damages for labor or employment law violations), liabilities, indemnification obligations, amounts paid in settlement, cleanup costs, costs and expenses, penalties, fines, reasonable attorneys’ fees, assessments, and fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof or in enforcing this indemnification, but excluding any special, incidental, consequential, indirect or punitive damages (except when awarded for labor or employment law violations), including, without limitation, any damages for lost profits or loss of business (collectively, “Damages”) incurred by any of Parent’s Indemnified Persons (“Parent’s Damages”) by reason of or arising out of or in connection with:
     (i) the failure of any representation or warranty of the Company and the Stockholders made in this Agreement, the Escrow Agreement or any Related Document to be true and correct in all respects as of the date of this Agreement (or the date of the Escrow Agreement or Related Document, as applicable) and as of the Effective Time (disregarding for purposes of this Section 6.2(a) any “materiality”, “in all material respects”, “Material Adverse Effect”, “Knowledge” or similar qualifications as to materiality or knowledge contained therein or with respect thereto both for purposes of determining whether a representation or warranty is true and correct and for purposes of calculating Damages);
     (ii) any litigation, liability or other claim, notice or demand (A) requiring or seeking the investigation, removal or remediation or the recovery of any costs arising therefrom, of any Hazardous Materials attributable to the conduct of the Businesses prior to the Effective Time or (B) arising out of any indemnification obligations set forth in any contracts to which the Company is a party (including, but not limited to, those contracts set forth on Section 3.15 of Stockholders’ Disclosure Schedule);
     (iii) any claims by any current or former holder of Options or Warrants relating to or arising out of the transactions contemplated by this Agreement, this Agreement, or any Person’s status as an equity holder or ownership of equity interests in the Company at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise (other than Company Indemnified Proceedings described in Section 8.11 below);
     (iv) any payment in respect of Dissenting Shares in excess of (x) the consideration that otherwise would have been payable in respect of such shares in accordance with this

Agreement and (y) any costs or expenses (including attorneys’ fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares;
     (v) any Damages of the Company arising under or with respect to the sale of assets to Subex Systems Limited;
     (vi) the failure of any item set forth in the Certificate of Transaction Expenses or the Allocation Certificate to be true and correct in all respects as of the Closing;
     (vii) any claims by any Non-Principal Stockholders for failure to receive the Common Stock Per Share Merger Consideration for each share of Common Stock owned by them, as well as any claims that may arise from lost Certificates;
     (viii) regardless of any disclosure on the Company’s Disclosure Schedule, any “excess parachute payment” (within the meaning of Section 280G(b) of the Code) made by the Company or any Subsidiary on or prior to the Closing Date or otherwise required to be paid by the Company or the Surviving Corporation pursuant to any contracts or agreements of the Company or any of its Subsidiaries or any Plan entered into or adopted on or prior to the Closing Date;
     (ix) any Damages of the Company arising out of the matter set forth on Section 3.16 of the Company’s Disclosure Schedule involving Sotas, Taylar and Jawwal (as those terms are defined on said Section 3.16 of the Company’s Disclosure Schedule);
     (x) any Damages of the Company arising out of disclosures set forth on Section 3.25 of the Company’s Disclosure Schedule;
     (xi) any Change of Control Payments not otherwise considered in the adjustment to Merger Consideration pursuant to Section 1.10(ii); and
     (xii) any failure by the Company or the Principal Stockholders to perform any covenant required to be performed by it pursuant to this Agreement, the Escrow Agreement or any Related Document.
     Section 7.3 Indemnification by the Parent.
     Parent, i-flex and the Company shall, jointly and severally, indemnify, hold harmless and defend the Stockholders and their respective Affiliates, successors and assigns (collectively, “Stockholders’ Indemnified Persons”) from and against, and reimburse each of Stockholders’ Indemnified Persons with respect to, any and all Damages incurred by any of Stockholders’ Indemnified Persons (“Stockholders’ Damages”) by reason of or arising out of or in connection with:
     (i) any breach of any representation or warranty of the Parent and Merger Sub made in this Agreement, the Escrow Agreement or any Related Document; and

     (ii) any failure by Parent, Merger Sub or i-flex to perform any covenant required to be performed by it pursuant to this Agreement, the Escrow Agreement or any Related Document.
     Section 7.4 Limits on Principal Stockholders’ Indemnification.
     (a) No claim may be made by any Indemnified Party for indemnification pursuant to Section 7.2, other than a claim arising from any breach or inaccuracy of any of the Fundamental Representations (for which a claim may be made without regard to the limitations in this Section 7.4(a)), unless and until the aggregate amount of Damages for which the Parent’s Indemnified Persons seek to be indemnified pursuant to Section 6.2 exceeds $400,000 (the “Threshold”) at which time the Parent’s Indemnified Persons shall be entitled to indemnification for all such Damages (including all Damages included within such amount).
     (b) The representations, warranties, covenants and obligations of the Company and the Stockholders, and the rights and remedies that may be exercised by the Parent’s Indemnified Persons based on such representations, warranties, covenants and obligations, will not be limited or affected by any investigation conducted by Parent or any agent of Parent with respect to, or any knowledge acquired (or capable of being acquired) by Parent or any agent of Parent at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with or performance of any such representation, warranty, covenant or obligation.
     (c) Notwithstanding anything to the contrary in this Agreement, the limitations and thresholds set forth in this Article 7 shall not apply with respect to (i) fraud, intentional misrepresentation or willful breach or misconduct or (ii) any equitable remedy, including a preliminary or permanent injunction or specific performance.
     (d) The aggregate indemnification obligations of the Principal Stockholders pursuant to Section 7.2(a)(i)-(ii), (v) and (viii) shall be limited to the Escrow Amount being held by the Escrow Agent pursuant to the Escrow Agreement; provided, however, and notwithstanding the foregoing, (i) with respect to indemnification for breaches of or inaccuracies in the Fundamental Representations, the Principal Stockholders’ indemnification obligations hereunder shall be limited to the amount of the Merger Consideration less (A) any amounts paid to Non-Principal Stockholders and (B) amounts paid and amounts available for the payment by the Parent or the Company with respect to aggregate Transaction Bonus Agreements; and (ii) with respect to indemnification for breaches of or inaccuracies in the representations set forth in Section 3.9 above, the Principal Stockholders’ indemnification obligations hereunder shall be limited to the Escrow Amount plus an additional $20,000,000. Notwithstanding anything herein to the contrary, no portion of the Escrow Amount paid to a Parent’s Indemnified Person in connection with a breach of a Fundamental Representation shall limit the amount otherwise payable to a Parent’s Indemnified Person with respect to a breach of a non-Fundamental Representation and to the extent sufficient funds are no longer being held by the Escrow Agent (as a result of a payment of a Fundamental Representations), Principal Stockholders shall be personally liable for such shortfall up to an amount equal to all payments made with respect to breaches of Fundamental Representations.

     (e) All Damages with respect to which an Indemnified Party is entitled to indemnification hereunder shall be calculated net of: (i) any insurance proceeds actually paid to such Indemnified Party in respect thereof; (ii) any Tax benefit to such Indemnified Party actually realized therefrom; and (iii) in the case of Parent’s Damages, any savings realized by the Company or Parent with respect to Change in Control Payments as a result thereof. All indemnification payments under this Article 7 and under Section 8.9 shall for Tax and any other purposes be deemed to be adjustments to the Merger Consideration unless otherwise required by Law.
     (f) The Stockholders and the Parent acknowledge and agree that, following the Closing Date, the indemnification provisions of Sections 7.2 and 7.3 shall be the sole and exclusive remedies of the Indemnified Parties for any breach of the representations, warranties or covenants contained in this Agreement.
     (g) Notwithstanding anything else in this Article 7, in the event that any Parent’s Indemnified Person is entitled to indemnification pursuant to Section 7.2(a)(i) for Damages suffered or incurred as a result of a breach of any of the Fundamental Representations set forth in Article 4, then, (i) such Principal Stockholder shall be solely liable for such Damages and no other Principal Stockholder will have any liability with respect thereto; and (ii) the indemnification obligation of such Principal Stockholder with respect to such Damages shall not exceed that portion of the Merger Consideration allocated to such Principal Stockholder in respect of his, her or its Shares.
     (h) Notwithstanding anything else in this Article 7 or Section 8.9, including Section 7.4(c) (except for fraud, intentional misrepresentation or willful breach or misconduct on the part of SRAC or SRAI), SRAC’s and SRAI’s indemnification obligation under this Article 7 and under Section 8.9 shall be limited to their allocable portions of the Merger Consideration.
     (i) The Stockholders and the Parent agree, for themselves and on behalf of the Stockholders’ Indemnified Persons and Parent’s Indemnified Persons, respectively, to take all commercially reasonable steps to mitigate their respective Damages upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Damages that are indemnifiable hereunder.
     Section 7.5 Indemnification Procedure.
     (a) Each Parent’s Indemnified Person or Stockholders’ Indemnified Person seeking indemnification (the “Indemnified Party”) shall, with reasonable promptness after obtaining knowledge thereof, provide the Stockholder Representative or the Parent, respectively, with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this Article 7 (collectively, “Third Party Claims”), including, in reasonable detail, the basis for the claim, the nature of the Parent’s Damages and a good faith estimate of the amount of such Damages and any and all data and information relating to the claim. Any party against whom a claim for indemnification is to be made under this Article 7 is referred to as an “Indemnifying Party.”

     (b) The Parent or the Stockholder Representative, as applicable, shall have 15 days after its receipt of the claim notice to notify the Indemnified Party in writing whether the Indemnifying Party agrees that the claim is subject to this Article 7 and, if so, whether the Indemnifying Party elects to undertake, conduct and control, through counsel of its choosing (subject to the consent of the Indemnified Party, such consent not to be withheld or delayed unreasonably), and at the Indemnifying Party’s sole risk and expense, the good faith settlement or defense of the Third Party Claim.
     (c) If within 15 days after its receipt of the claim notice, Parent or the Stockholder Representative, as applicable, notifies the Indemnified Party that the Indemnifying Party elects to undertake the good faith settlement or defense of the Third Party Claim, the Indemnified Party shall cooperate reasonably with the Indemnifying Party in connection therewith including, without limitation, by making available to the Indemnifying Party all relevant information material to the defense of the Third Party Claim. The Indemnified Party shall be entitled to participate in the settlement or defense of the Third Party Claim through counsel chosen by the Indemnified Party, at its expense, and to approve any proposed settlement that would impose any obligation or duty on the Indemnified Party; provided that such participation shall be at the Indemnifying Party’s cost and expense if a conflict of interest exists. So long as an Indemnifying Party is contesting the Third Party Claim in good faith and with reasonable diligence, the Indemnified Party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any Third Party Claim under this subsection (c), provided that in such event it waives any right to indemnification therefor by the Indemnifying Party.
     (d) If Parent or the Stockholder Representative, as applicable, does not provide notice within 15 days that the Indemnifying Party elects to undertake the good faith settlement or defense of the Third Party Claim, or if the Indemnifying Party fails to timely contest the Third Party Claim or undertake or approve settlement, in good faith and with reasonable diligence, the Indemnified Party shall thereafter have the right to contest, settle or compromise the Third Party Claim at its exclusive discretion, at the risk and reasonable expense of the Indemnifying Party, subject to the limits set forth in Section 7.4, and the Indemnifying Party will thereby waive any claim, defense or argument that the Indemnified Party’s settlement or defense of such Third Party Claim is in respect inadequate or unreasonable provided the Indemnified Party shall have conducted the defense or settlement thereof in a manner reasonably satisfactory and intended to limit, to the extent reasonably possible, the liability of the Indemnifying Party to the Indemnified Party, and no compromise or settlement shall be agreed to or made without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.
     (e) An Indemnified Party’s failure to give timely notice of a Third Party Claim under this Section 7.5 will not constitute a defense, in part or in whole, to any claim for indemnification by such Indemnified Party, unless (i) such failure results in any material prejudice to the Indemnifying Party (but only to the extent of such prejudice) or (ii) the Indemnified Party fails to provide written notice of any such claim within the applicable survival period pursuant to Section 7.1. An Indemnified Party’s failure to give timely notice of a claim for indemnification will not constitute a defense, in part or in whole, to any claim for indemnification by such Indemnified Party, except if, and only to the extent that, such failure results in any material prejudice to the Indemnifying Party (but only to the extent of such prejudice).

     Section 7.6 Non-Third Party Claims.
     (a) Each Indemnified Party shall, with reasonable promptness, deliver to the Stockholder Representative, in the case of a claim for indemnification under Section 7.2, or to Parent, in the case of claim for indemnification under Section 7.3 written notice of all claims for indemnification under this Article 7, other than Third Party Claims, including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages and any and all data relating to the claim.
     (b) The Parent or the Stockholder Representative, as applicable, shall have sixty (60) days after its receipt of the claim notice to notify the Indemnified Party in writing whether the Indemnifying Party accepts or disputes liability, subject to the limits set forth in Section 7.4, for all or any part of the Damages described in the claim notice. If the Indemnifying Party does not so notify the Indemnified Party, the Indemnifying Party shall be deemed to accept liability, subject to the limits set forth in Section 7.4, for all the Damages described in the claim notice.
     (c) An Indemnified Party’s failure to give timely notice of a claim for any indemnification hereunder will not constitute a defense, in part or in whole, to any claim for indemnification by such Indemnified Party, except if, and only to the extent that, such failure results in any material prejudice to the Indemnifying Party (and only to the extent of such prejudice) or the Indemnified Party fails to provide written notice of any such claim within the applicable survival period pursuant to Section 7.1.
     Section 7.7 Escrow Agreement. So long as the Escrow Agreement continues in effect in accordance with its terms, the Stockholders’ liability for indemnification hereunder shall be satisfied first by payment from the funds held in escrow under the Escrow Agreement, in accordance with the procedures therein.
     Section 7.8 Stockholder Representative.
     (a) Each of the Principal Stockholders by its execution and delivery of this Agreement, and each Stockholder other than the Principal Stockholders, by his, her or its execution of a Letter of Transmittal, shall appoint the Stockholder Representative with full power and authority to execute and deliver any certificates or documents required to be delivered at Closing by the Stockholders, in such capacity on behalf of the Stockholders, and, in all events, all such acts shall be fully effective for all purposes of this Agreement. Subject to the terms and conditions of this Agreement, the Stockholder Representative, through its authorized representatives, shall have full power and authority to act in all respects hereunder in its sole discretion, as the sole, true and lawful agent, proxy and attorney-in-fact of each of the Stockholders, with full power and authority to take all actions contemplated by and exercise all rights to be taken in the name of and for and on behalf of the Stockholders with respect to all matters to be performed or otherwise undertaken by the Stockholders pursuant to this Agreement and the Related Documents (including the Escrow Agreement), including, but not limited to, (i) the right to execute and deliver certificates, receipts, documents and papers that may be necessary or deemed advisable by the Stockholder Representative to carry out the transactions contemplated by this Agreement and the Related Documents, and generally to act for and in the name and on behalf of each of the Stockholders with respect to the transactions contemplated by this Agreement and the Related Documents as fully as could each Stockholder if personally present and acting; and (ii) otherwise to take all action that the Stockholder Representative may consider necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the Related Documents.
     (b) Each Stockholder confers and grants to the Stockholder Representative the authority contained herein for the purpose of completing the transactions contemplated by this Agreement and the Related Documents. All power and authority conferred by the Stockholders to the Stockholder Representative is coupled with an interest and is irrevocable; and to the extent not prohibited by law, shall not be terminated by any acts of any of the Stockholders or by operation of law or by occurrence of any event whatsoever, including the death, incapacity, dissolution, liquidation, termination, bankruptcy or insolvency of any of the Stockholders.
     (c) Each Stockholder releases the Stockholder Representative from, and agrees to indemnify the Stockholder Representative against, liability for any action taken or not taken by it in its capacity as such, except for any liability of the Stockholder Representative to a Stockholder for loss which such Stockholder may suffer from the willful misconduct or gross negligence of the Stockholder Representative.
     (d) The Stockholder Representative shall receive no compensation for services rendered as Stockholder Representative, but, to the fullest extent permitted by law, shall receive reimbursement from, and be indemnified by, the Stockholders, pro rata, out of any remaining portions of the Escrow Amount otherwise payable to Stockholders upon termination of the escrow for any and all otherwise unreimbursed Company Transaction Expenses and other liabilities incurred by the Stockholder Representative, whether such Company Transaction Expenses and other liabilities are incurred before, on or after the Effective Time. Unless the Stockholders or the Escrow Agent (with the consent of the Parent upon conclusion of the escrow period) pays all such Company Transaction Expenses and other liabilities upon demand by the Stockholder Representative, the Stockholder Representative shall have no obligation to continue to incur such Company Transaction Expenses and other liabilities, or to continue to perform any duties hereunder. The Stockholder Representative may charge all such Company Transaction Expenses and other liabilities against any payment to which the Stockholders may be entitled under this Agreement or the Escrow Agreement; provided that the Stockholder Representative gives written notice of the amount of such expenses to Parent or the Escrow Agent, as the case may be, at least two (2) business days prior to the date of such payment, and an accounting of how such expenses shall be borne by the Stockholders. Parent and the Escrow Agent shall be entitled to rely entirely on any such written notice in reducing the amount of any payments to be made to any Stockholders in respect of any payments.
ARTICLE 8
PRE-CLOSING & CLOSING CONDITIONS
     Section 8.1 Conduct of Business Prior to Closing.
     (a) The Company covenants to the Parent and Merger Sub that, except as may be approved in writing by the Parent, expressly contemplated by this Agreement or any Related

Document, or as set forth on Section 8.1 of the Company’s Disclosure Schedule from and after the date hereof to the Closing Date: the Company and its Subsidiaries (i) will not conduct or operate the Business other than in the ordinary course consistent with prior practice; (ii) will use commercially reasonable efforts to protect the Business of the Company and its Subsidiaries and maintain the goodwill they each now enjoy; and (iii) to the extent consistent with such operations, shall use commercially reasonable efforts to preserve intact the present business organization of the Company and its Subsidiaries and preserve their relationships with material suppliers, distributors, customers and others having business dealings with them, and use their commercially reasonable best efforts to preserve in full force and effect all material contracts (other than those contracts which are scheduled to expire in accordance with their terms and are not otherwise renewable or their renewal would be deemed detrimental to the Company or its Subsidiaries). At or prior to Closing, the Company and the Principal Stockholders shall deliver to Parent such additions to or modifications of any sections or subsections of the Company’s Disclosure Schedule and the Stockholders’ Disclosure Schedule, as the case may be, as may be necessary to make the information set forth therein true, accurate and complete in all material respects; provided that no addition or modification to the Company’s Disclosure Schedule or the Stockholders’ Disclosure Schedule that constitutes or reflects an event or occurrence that could have a Material Adverse Effect shall be effective unless the Parent consents to such addition or modification. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 8.13(a) have been fulfilled and whether the indemnification obligation set forth in Article 7 arise, the representations and warranties of the Company set forth in Article 3 and the representations and warranties of the Principal Stockholders set forth in Article 4 shall be deemed to be qualified by the Company’s Disclosure Schedule and the Sellers’ Disclosure Schedule, each as supplemented or amended in accordance with this Section 8.1 at or prior to Closing.
     (b) The Company shall use commercially reasonable efforts to cause the business of the Company to be conducted so that no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Principal Stockholders. The Company will not take or omit to take any action which action or omission would or might in its reasonable judgment cause any Material Adverse Event to occur in the financial condition, results of operations or business prospects of the Business. Until the Closing Date, Company will promptly advise Parent in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence, which (i) (if existing at any time prior to or at the Closing Date) would make the performance by Principal Stockholders of any covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or (ii) is otherwise material to the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects or current or future liabilities of the Business.
     Section 8.2 Access to Business and Records. Between the date hereof and the Closing Date, the Company shall grant to the Parent and its Affiliates, officers, employees, attorneys, accountants, financial advisers, representatives and agents of Parent, the right, during normal business hours, to (i) inspect and copy the books, records, properties and inventory of the Company and its Subsidiaries and to consult with officers, employees, attorneys, accountants and agents of the Company and its Subsidiaries for the purpose of investigating and determining the accuracy of the representations and warranties made herein and (ii) contact material customers of the Company and its Subsidiaries. The Company agrees to provide, and to cause its Subsidiaries to provide, Parent and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 8.2 or otherwise shall affect or be deemed to modify or qualify any representation or warranty of the Principal Stockholders or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.
     Section 8.3 Public Disclosure. Except as contemplated by this Agreement or as otherwise required by Law (including applicable securities Laws) or, as to Parent, by regulatory authority, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made prior to the Closing Date by any party hereto (including any third party representatives of the Principal Stockholders, Parent or Company) unless approved by Parent and the Stockholder Representative prior to release; provided that such approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the immediately preceding sentence, in the event that either Parent or any Principal Stockholder is required by Law or any listing or trading agreement to make any such disclosure, such party shall notify the other prior to making such disclosure and shall use its commercially reasonable efforts to give the other an opportunity (as is reasonable under the circumstances) to comment on such disclosure.
     Section 8.4 Consents. At the Company’s expense, the Company and its Subsidiaries shall promptly apply for or otherwise seek and use its commercially reasonable efforts to promptly obtain all Material Consents required to be obtained by them in connection with the transactions contemplated by this Agreement.
     Section 8.5 Antitrust Filings.
     (a) After the date hereof, Parent and the Company will each make in timely fashion all such filings as necessary or Parent deems desirable in connection with the transactions contemplated hereby under applicable Antitrust Laws (collectively, the “Antitrust Filings”) with the appropriate Governmental Authority designated by Law to receive such filings. Parent shall pay all filing fees in connection with the Antitrust Filings.
     (b) As promptly as is practicable after receiving any request from any appropriate Governmental Authority for information, documents, or other materials in connection with the review of the Antitrust Filings, Parent, the Company or the Principal Stockholders, as the case may be, shall use their commercially reasonable efforts to comply with such request. The Company, Principal Stockholders and Parent shall each cooperate reasonably with the other in connection with resolving any inquiry or investigation by any Governmental Authority relating to the Antitrust Filings. The Company, Principal Stockholders and Parent shall each promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with any Governmental Authority relating to its Antitrust Filing. The Company, Principal Stockholders and Parent shall each give the other reasonable advance notice of, and the opportunity to participate in (directly or through its representatives) any inquiry or investigation by, or any material meeting or conference (whether by telecommunications or in person) with, any Governmental Authority relating to the Antitrust Filings.

     (c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require or be construed to require Parent, in order to obtain the consent or successful termination of any review of any Governmental Authority regarding the transactions contemplated hereby, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Closing Date, any assets, businesses or any interests in any assets or businesses, of Parent or any of its Affiliates (or to consent to any sale, or agreement to sell, by Parent of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Parent of any assets or businesses, or (ii) enter into any contract or be bound by any obligation that Parent may deem in its sole discretion to have an adverse effect on the benefits to Parent of the transactions contemplated hereby.
     (d) In the event that Parent is required, in order to obtain the consent or successful termination of any review under any Law regarding the transaction contemplated hereby, to take any of the actions set forth in Section 8.5(c) or if such consent or successful termination has not been obtained within 60 days following the date of Parent filing its Antitrust Filing under any applicable Antitrust Law, Parent shall have the right to abandon its efforts to obtain approval under such Antitrust Law of the transactions contemplated hereby, notwithstanding this Section 8.5. If Parent so elects to abandon its efforts to seek such approval, it shall promptly give notice of such abandonment to the Stockholder Representative and then Parent or the Stockholder Representative shall have the right to terminate this Agreement in accordance with Section 9.1(g).
     Section 8.6 Conditions to the Transactions; Further Assurances. Subject to Section 8.5(c), each of the parties to this Agreement shall use its commercially reasonable efforts to: (a) effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; (b) comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated hereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the transactions contemplated hereby; (c) obtain and make (and cooperate with the other parties in obtaining or making) any material consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement; and (d) at the request of another party hereto, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated by this Agreement and the Related Documents.
     Section 8.7 Notification of Certain Matters. The Company and the Stockholder Representative shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Stockholder Representative, of: (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Principal Stockholders or the Company, on the one hand, or Parent, on the other hand, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; (ii) any failure of the Principal Stockholders, the Company or Parent, as applicable, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (iii) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 8.13 or 8.14, as the case may be, incapable of satisfaction; provided, however, that the delivery of any notice pursuant to this Section 8.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.
     Section 8.8 No Solicitation.
     (a) Until the earlier of the Closing Date and the date of termination of this Agreement pursuant to Section 9.1, neither the Principal Stockholders nor the Company nor any of their respective officers, directors, employees, stockholders, Affiliates, financial advisors or representatives (collectively, the “Representatives”) shall, directly or indirectly, take any of the following actions with any Person other than Parent and its designees: (i) solicit, initiate, entertain or agree to any proposals or offers from any Person relating to (A) any merger, share exchange, business combination, reorganization, consolidation or similar transaction involving the Company, (B) the acquisition of beneficial ownership of any equity interest in the Company, whether by issuance by the Company or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise) from the stockholders of the Company or otherwise, (C) the license or transfer of all or a material portion of the assets of the Company or (D) any transaction that may be inconsistent with or that may have an adverse effect upon the transactions contemplated by this Agreement (any of the transactions described in clauses (A) through (D), a “Third-Party Acquisition”); or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person to do or seek, a Third-Party Acquisition.
     (b) If the Company, Principal Stockholders or any Representative receives an unsolicited inquiry, proposal or offer relating to a Third-Party Acquisition from any Person, the Company and the Stockholder Representative will (i) promptly notify Parent of the same and the details thereof (including the identity of the Person making same) and the Company and Principal Stockholders shall be permitted to provide a response without breaching this Section 8.8; provided that the response is limited to informing the initiator of such inquiry, proposal or offer that the Company is unable to respond further at this time, (ii) provide to Parent a copy of any written inquiry, proposal or offer and all correspondence related thereto, and (iii) keep Parent informed of the status thereof.
     (c) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 8.8 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 8.8 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, employee, stockholder, agent, advisor, representative or Affiliate of the Company or the Principal Stockholders shall be deemed to be a breach of this Agreement by the Company and the Principal Stockholders.

     (d) Notwithstanding anything contained herein to the contrary, the Company or its Board of Directors may, prior to the Stockholder Approval, but only to the extent that the Company has not breached its obligations under this Section 8.8, withdraw or modify its recommendation in any manner to approve the transactions contemplated hereby; provided, however, that the Company and the Board of Directors of the Company shall not take any such action unless the Board of Directors of the Company in good faith determines by a majority vote, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law.
     Section 8.9 Tax Matters.
     (a) From the date hereof until the Closing Date, the Company shall not make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, or enter into any closing agreement with respect to Taxes that could have an impact on the Taxes of the Company after Closing, except with the prior written consent of Parent, which shall not be unreasonable withheld; provided, however, that the Company may file amended Tax Returns if needed to properly reflect any changes of ownership that occurred for purposes of Section 382 of the Code, and any resulting impact on the net operating losses of the Company and Subsidiaries.
     (b) The Company will promptly provide or make available to Parent copies of all income Tax Returns, that are filed after the date of this Agreement and prior to the Closing Date.
     (c) Parent shall not make an election pursuant to Section 338 of the Code with respect to the acquisition of the Shares.
     (d) Stockholder Representative shall prepare all income Tax Returns for the Company and its Subsidiaries that are due after Closing for income Tax Returns that only include a tax period that began before the Closing Date and end on or before the Closing Date (“Final Tax Returns”), in a manner consistent with past Tax Returns and will provide Parent with a draft of each such Final Tax Return no later than forty-five (45) days before the due date for the filing of such Final Tax Return (taking into account any valid extensions of time for the filing) for Parent’s review and comment. Stockholder Representative shall consider in good faith the comments of Parent. Parent shall cause the Company to reasonably cooperate in the preparation of the Final Tax Returns. Stockholder Representative shall give reasonable advance notice of what cooperation it will require and will coordinate with Parent the logistics thereof. Parent shall cause the Company and Subsidiaries to file the Final Tax Returns in a timely manner.
     (e) Parent shall not cause or permit the Company or any of its Subsidiaries to file any amended Tax Returns for periods that began before Closing without the prior written consent of the Stockholder Representative.
     (f) The Company and Parent will notify Stockholder Representative within 10 days of receipt of a notice of an intention of a Governmental Authority to audit the Company or any Subsidiary with respect to Taxes for a period that began before the Closing Date and end on or before the Closing Date. Stockholder Representative shall have the right to control the audit, and any related administrative or judicial proceedings, and the settlement of the issues raised on the audit; provided, that no settlement may be entered into without the consent of Parent, which may not be unreasonably withheld, delayed or conditioned.
     (g) Prior to Closing, the Company shall deliver to Parent a study of the potential changes of ownership prepared for the Company that could give rise to a limitation of the use of the NOL because of an ownership change, as defined under Section 382 of the Code, in the form of Exhibit H hereto (the “Section 382 Study”). The Section 382 Study will address only federal tax laws. If the Section 382 Study determines that there was an ownership change of the Company or its Subsidiaries (whose net operating losses are included in the NOL), other than on October 1, 2003, such that there is a Section 382 limitation on such date, the Company will deliver to Parent its determination of the difference between the net present value of the tax benefit of the NOL as shown on Section 8.9 of the Company’s Disclosure Schedule ( the “Expected Benefit”) and the net present value of the tax benefit of the NOL given the change of ownership shown in the Section 382 Study (the “Revised Benefit”) using the same assumptions and methodology (the “Differential”). Parent shall be deemed to have accepted the Differential unless it provides the Stockholder Representative a written notice of disagreement, specifying the items of disagreement within 10 business days of receipt of the Differential. If Parent agrees with the Differential, Parent shall reduce the amount of the Merger Consideration payable at Closing by the amount of the Differential. If Parent timely provides such notice of disagreement, Parent and Stockholder Representative will negotiate in good faith to resolve the items of dispute. If no agreement is reached within 10 business days of the Stockholder Representative’s receipt of such notice of disagreement, the matter shall be referred to an Independent Accounting Firm who shall be directed to resolve such differences within forty-five (45) days after the matter is referred to it on the basis of the assumptions and methodology set forth on Section 8.9 of the Company’s Disclosure Schedule. The determination of the Independent Accounting Firm will be final, binding and conclusive on the parties. If the Independent Accounting Firm is engaged to resolve differences between the Stockholder Representative and the Parent in accordance with this Section 8.9(g), the fees and expenses of such accounting firm in performing services pursuant to this Section 8.9(g) shall be borne equally by Parent, on the one hand, and the Stockholder Representative (subject to reimbursement in accordance with Section 7.8), on the other hand. Upon determination by the Independent Accounting Firm, the Principal Stockholders shall be liable to the Parent for, and shall indemnify and hold harmless Parent for, the difference between the Expected Benefit and the Revised Benefit, if the Expected Benefit is higher than the Revised Benefit, as finally determined in accordance with this Section 8.9. Any payments required to be paid pursuant to the prior sentence shall be paid directly by the Principal Stockholders and shall not be paid from, or reduce the amount of, the Escrow Amount. Notwithstanding anything else to the contrary in this Agreement, the indemnification provided for under this Section 8.9(g) shall be the sole remedy for a breach of the representation in Section 3.12(f).
     Section 8.10 Exercise and Termination of Company Options and Warrants. Promptly after the execution of this Agreement, the Company shall deliver proper notice to each holder of an Option or a Warrant informing such holder of the effect of the transactions contemplated hereby on the Options and Warrants. Prior to the Effective Time, the Company shall take all action necessary to (i) terminate effective as of the Effective Time the Company Option Plan and (ii) terminate each Option outstanding as of immediately prior to the Closing

Date which has an exercise price above the Per Share Merger Consideration. As of the Effective Time, no Options or Warrants shall be outstanding.
     Section 8.11 Indemnification of Directors and Officers of the Company.
     (a) Prior to the Closing Date, at Parent’s cost, the Company shall purchase, and for six years after the Closing Date, Parent shall, or shall cause the Company to, maintain, a policy of directors’ and officers’ liability insurance coverage for each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Closing Date, an officer or director of the Company or any of its Subsidiaries (each, a “Company Indemnified Party” and collectively, the “Company Indemnified Parties”), which policy shall provide not less than the existing coverage and shall have other terms not materially less favorable to the Company Indemnified Parties than the directors’ and officers’ liability insurance coverage presently maintained covering the Company Indemnified Parties. Notwithstanding anything contained in this Section 8.11 to the contrary, nothing herein shall obligate Parent or the Company to provide more favorable coverage than that presently maintained by the Company.
     (b) For six years after the Closing Date, Parent shall, or shall cause the Company and its Subsidiaries to, indemnify and hold harmless each Company Indemnified Party against (i) all losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement (the “Company Indemnified Liabilities”) in connection with any claim, action, suit, proceeding or investigation by reason of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, at or after the Closing Date and (ii) all Company Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted by law to indemnify its own directors and officers (the “Company Indemnified Proceedings”). In the event any Company Indemnified Party is or becomes involved in any Company Indemnified Proceeding, Parent shall, or shall cause the Company or any of its Subsidiaries, as applicable, to pay expenses in advance of the final disposition of any such Company Indemnified Proceeding to each Company Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145 of the DGCL or other applicable Law. Without limiting the foregoing, in the event any such Company Indemnified Proceeding is brought against any Company Indemnified Party, (i) the Company Indemnified Parties may, upon receipt of written approval by the Parent, retain counsel of their choosing, (ii) Parent shall, or shall cause the Company or any of its Subsidiaries, as applicable, to pay all reasonable and documented fees and expenses of such counsel for the Company Indemnified Parties promptly as statements therefor are received, and (iii) Parent, the Company and its Subsidiaries will use commercially reasonable efforts to assist in the defense of any such matter; provided, however, that none of the Parent, the Company and its Subsidiaries shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld or delayed and further, provided, that if Parent does approve a Company Indemnified Parties retention of counsel, Parent will undertake the defense of such Company Indemnified Parties at its own expense. Any Company Indemnified Party wishing to claim indemnification under this Section 8.11(b) upon becoming aware of any such Company Indemnified Proceeding shall promptly notify Parent (but the failure to so notify Parent shall not relieve Parent, the Company or any of its Subsidiaries from any liability it may have under this

Section 8.11(b) except to the extent such failure materially prejudices Parent, the Company or any such Subsidiary), and shall deliver to Parent, the Company or its Subsidiary, as applicable, the undertaking contemplated by Section 145 of the DGCL or other applicable Law. The Company Indemnified Parties as a group may retain only one law firm to represent them with respect to each such Company Indemnified Proceeding unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Company Indemnified Parties, in which case, the foregoing limitation shall not apply and, without limitation of the other indemnification obligations of Parent, the Company and its Subsidiaries under this Section 8.11(b), Parent shall, or shall cause the Company or any of its Subsidiaries to, pay the reasonable and documented fees and expenses of all of the Company Indemnified Parties, including such fees and expenses of such additional law firm(s).
     (c) Parent will, and will cause the Company and its Subsidiaries to, fulfill and honor all rights to indemnification existing as of the date of this Agreement in favor of the Company Indemnified Parties, including pursuant to any indemnification agreements between the Company or any of its Subsidiaries and any Company Indemnified Party. Following the Closing Date, the certificate of incorporation and bylaws of the Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company Indemnified Parties as those contained in the certificate of incorporation and bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Company Indemnified Parties.
     (d) This Section 8.11 (i) shall survive the consummation of the transactions contemplated hereby, (ii) is intended to be for the benefit of, and shall be enforceable by, the Company Indemnified Parties and their heirs and personal representatives and shall be binding on Parent, the Company, its Subsidiaries and their successors and assigns and (iii) shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. In the event Parent, the Company, any of its Subsidiaries, or any successor or assign (x) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (y) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that such successor or assign, as the case may be, honors the obligations of Parent or the Company, as the case may be, set forth in this Section 8.11.
     Section 8.12 Resignation of Officers and Directors. The Company shall obtain the resignations of all officers and directors of the Company and its Subsidiaries as Parent designates in writing, effective as of the Closing Date.
     Section 8.13 Conditions of the Parent and Merger Sub to Consummate Acquisition. The obligation of the Parent and Merger Sub to consummate the transactions provided for in this Agreement shall be subject to the fulfillment of the following conditions set forth below, all in form and substance satisfactory to Parent. Parent may, however, to the extent permitted by applicable law, waive the fulfillment of any of these conditions, either before or after the Closing, but any waiver, to be binding upon Parent, must be by a writing duly executed by it. Principal Stockholders shall use commercially reasonable best efforts to cause each condition set forth in this Section 8.13 to be fulfilled.

     (a) The representations and warranties of the Company and the Principal Stockholders herein contained and the information contained in the Company’s Disclosure Schedule and the Stockholders’ Disclosure Schedule delivered on the date hereof and in the Related Documents delivered by the Company and the Principal Stockholders shall be true, correct and complete in all material respects at the Closing Date with the same effect as though made at such time (other than those representations and warranties made as of a specific date which would be unreasonable to be brought down to the Closing Date, which representations and warranties shall have been true and correct as of such date) except to the extent waived hereunder or affected by the transactions contemplated herein; the Company and the Principal Stockholders shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date in all material respects; and the Company and the Stockholder Representative shall have delivered to the Parent a certificate in form and substance reasonably satisfactory to the Parent dated the Closing Date to all such effects.
     (b) There shall not be any litigation pending or threatened to restrain or invalidate (i) the transactions contemplated by this Agreement or (ii) the right of Principal Stockholders or Parent to carry on the businesses of the Company and its Subsidiaries in the ordinary course and consistent with prior practice after the Closing, the defense of which would, in the judgment of the Parent, made in good faith, involve expense or lapse of time or another factor that would be materially adverse to the interests of the Parent.
     (c) There shall not have occurred any events, occurrences, changes, effects or conditions of any character that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
     (d) Parent shall have been furnished with evidence reasonably satisfactory to it that the Principal Stockholders have obtained the Stockholder Consents and that the Company and its Subsidiaries have obtained the Material Consents and that at the Effective Time all agreements among the Stockholders and/or any holders of Preferred Stock and the Company that relate to Capital Stock (and any rights with respect thereto) shall be terminated, including, but not limited to, those agreements set forth on Section 8.13 of the Company’s Disclosure Schedule.
     (e) All approvals, authorizations or clearances required under any applicable Antitrust Laws with respect to the Antitrust Filings shall have been obtained and all requirements thereunder shall have been satisfied.
     (f) Stockholders holding not more than 1% of the outstanding shares of Capital Stock (calculated on an as-converted basis) shall have exercised, or have continuing rights to exercise, appraisal or dissenters’ rights under the DGCL with respect to the transactions contemplated by this Agreement.
     (g) The Company shall have delivered the Section 382 Study.
     (h) The Company shall have delivered a list, current as of the Closing, of the Company’s or its Subsidiaries pending work orders, deliverables and acceptance criteria, other than with respect to continuing maintenance obligations.

     (i) The Company shall have delivered to Parent a list of each site where Company Products have been installed.
     (j) All Liens filed in connection with the Comerica Credit Facility shall have been terminated.
     Section 8.14 Conditions of the Principal Stockholders to Consummate Acquisition. The obligation of the Principal Stockholders to consummate the transactions provided for in this Agreement shall be subject to the fulfillment of the following conditions set forth below, all in form and substance satisfactory to the Stockholder Representative. The Stockholder Representative may, however, to the extent permitted by applicable law, waive the fulfillment of any of these conditions, either before or after the Closing, but any waiver, to be binding upon Principal Stockholders, must be by a writing duly executed by the Stockholder Representative. Parent shall exert its commercially reasonable best efforts to cause each condition set forth in this Section 8.14 to be fulfilled.
     (a) The representations and warranties of the Parent and Merger Sub herein contained and the information contained in the Parent’s Disclosure Schedule and the Related Documents delivered by the Parent and Merger Sub shall be true, correct and complete in all material respects at the Closing Date with the same effect as though made at such time (other than those representations and warranties made as of a specific date which would be unreasonable to be brought down to the Closing Date, which representations and warranties shall have been true and correct as of such date); Parent and Merger Sub shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date in all material respects; and the Parent shall have delivered to the Stockholder Representative a certificate of the Parent in form and substance satisfactory to the Stockholder Representative dated the Closing Date to all such effects.
     (b) There shall not be any litigation or proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, the defense of which would in the judgment of the Principal Stockholders made in good faith, involve expense or lapse of time that would be materially adverse to the interests of the Principal Stockholders.
     (c) Stockholder Representative shall have been furnished with evidence reasonably satisfactory to it that the Parent has obtained the Parent Consents.
     (d) All approvals, authorizations or clearances required under any applicable Antitrust Laws with respect to the Antitrust Filings shall have been obtained and all requirements thereunder shall have been satisfied.
     (e) Parent shall have delivered the Initial Merger Consideration to the Principal Stockholders or to the Payment Agent, as the case may be, and the Escrow Amount to the Escrow Agent.

ARTICLE 9
TERMINATION, AMENDMENT AND WAIVER
     Section 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:
     (a) by written agreement of the Stockholder Representative and Parent;
     (b) by either Parent or the Stockholder Representative if: (i) the Closing Date has not occurred by (A) September 30, 2006 (provided, that upon Parent’s request, such date will be automatically extended for an additional fifteen day period), or (B) in the event that any party is required to make additional Antitrust Filings after its initial Antitrust Filings, November 30, 2006 (the “Termination Date”); provided, that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before the Termination Date and such action or failure constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a Governmental Authority in effect preventing consummation of the transactions contemplated hereby; or (iii) there shall be any Law enacted, promulgated or issued or deemed applicable to this transaction by any Governmental Authority that would make consummation of the transactions contemplated hereby illegal;
     (c) by Parent if there shall have been any action taken, or any Law enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby, by any Governmental Authority which would: (i) prohibit Parent’s ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the transactions contemplated hereby, any portion of the business or assets of the Company or Parent;
     (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Stockholders and as a result of such breach the conditions set forth in Section 8.13(a) would not then be satisfied; provided, that if such breach is curable by the Company or the Stockholders, as applicable, prior to the Termination Date through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 9.1(d) prior to the earlier of the Termination Date or the date that is 15 days following the Stockholder Representative’s receipt of written notice from Parent of such breach, it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(d) if such breach by the Company or the Stockholders, as applicable, is cured within such 15 day period so that the conditions would then be satisfied;
     (e) by the Stockholder Representative if the Stockholders are not in material breach of their obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and as a result of such breach the conditions set forth in Section 8.14(a) would not then be satisfied; provided, that if such breach is curable by Parent prior to the Termination Date through the exercise of its commercially reasonable efforts, then the Stockholder Representative may not terminate this Agreement under this Section 9.1(e) prior to the earlier of the Termination Date or the date that is 15 days following Parent’s receipt of written notice from the Stockholder Representative of such breach, it being understood that the Stockholder Representative may not terminate this Agreement pursuant to this Section 9.1(e) if such breach by Parent is cured within such 15-day period so that the conditions would then be satisfied;
     (f) by Parent if there is a Material Adverse Effect on or prior to the Termination Date;
     (g) by either Parent or the Stockholder Representative if Parent shall have abandoned its efforts to obtain any approval under Antitrust Laws of the transactions contemplated hereby; or
     (h) by Parent if the Stockholder Approval is not obtained within three (3) business days of the date of this Agreement.
     Section 9.2 Effect of Termination. Any termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice by the Parent or the Stockholder Representative, which ever is the terminating party, to the Stockholder Representative or the Parent, as applicable. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in Sections 6.2(e), 6.2(f) and 8.3, this Section 9.2, Section 9.3 and Article 10, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.
     Section 9.3 Amendment.
     (a) Except as is otherwise required by applicable Law, prior to the Closing this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by all of the parties hereto.
     (b) Notwithstanding subsection (a), above, the Stockholder Representative may, without the consent or approval of the Stockholders, make such amendments to this Agreement binding on the Stockholders which are necessary (i) to add to the representations, duties or obligations of the Parent or the Stockholder Representative; or (ii) to correct a typographical error, correct any manifest error, correct or supplement any provision which may be inconsistent with any other provision; provided, however, that no amendment shall be adopted pursuant to this Section 9.3(b) which would materially and adversely affect any Stockholder. The Stockholder Representative shall send each Stockholder a copy of any amendment adopted pursuant to this Section 9.3(b).
     Section 9.4 Extension; Waiver. At any time prior to the Closing Date, Parent, on the one hand, and the Stockholder Representative, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if, and to the extent, set forth, in an instrument in writing signed on behalf of such party.
ARTICLE 10
GENERAL PROVISIONS
     Section 10.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing and may be (a) given personally, (b) transmitted by telecopy (with request for assurance in a manner typical with respect to communications of that type), (c) mailed by registered or certified mail (postage prepaid with return receipt requested) or (d) sent by a nationally recognized overnight courier (courier charges prepaid) to the persons at the following addresses (or at such other address for a party as shall be specified by like notice).

(a)	If to the Stockholders, the Principal Stockholders or the Stockholder Representative:

Safeguard Delaware, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, DE 19810
Attention: Christopher J. Davis
Telecopy: (610) 975-4922

with a copies to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Attention: Brian M. Katz, Esq.
Telecopy: (215) 981-4750

and:

Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Attention: Steven J. Feder, Esq.
Telecopy: (610) 482-9105

(b)	If to the Company:

Mantas, Inc.
13650 Dulles Technology Drive
Suite 300
Herndon, VA 20171
Attention: Simon Moss
Telecopy: (703) 673-0510

with a copies to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Attention: Brian M. Katz, Esq.
Telecopy: (215) 981-4750

and:

Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Attention: Steven J. Feder, Esq.
Telecopy: (610) 482-9105

(c)	If to Parent and/or i-flex:

i-flex America, Inc.

99 Park Avenue, Suite 1530
New York, NY 10016
Attention: Mr. Cafo Boga, COO
Telecopy: (212) 430-5808

i-flex solutions, limited
Unit 10-11
SDF I
Seepz
Andheri (East)
Mumbai 400 096 India
Attention: Bharat Mehta
Telecopy: +1 9122-28259974

with copies to:

Kelley Drye & Warren LLP
101 Park Avenue, 29th Floor
New York, NY 10178
Attention: W. Christian Drewes, Esq.
Telecopy: (212) 808-7535
     Unless otherwise specified herein, such notices or other communications shall be deemed received: (a) on the date delivered, if delivered personally or by wire transmission; (b) on the date of receipt, if sent by registered or certified mail or an overnight air courier.
     Section 10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other personal representatives.
     Section 10.3 Nondisparagement. The parties hereto agree not to communicate, directly or indirectly, any untrue, inaccurate or negative or disparaging comments or information about any other party hereto, any other party’s Affiliates or any of their current or former officers, directors, managers, supervisors, employees or representatives, concerning the reputation or status of such other Person’s professional abilities, business or financial condition.
     Section 10.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as “herein,” “hereof” and “hereinafter” refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires. If the provisions of any Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.
     Section 10.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.6 Taxes upon Sale. Any transfer, stamp, registration, or similar tax payable in connection or as a result of the sale of the Shares pursuant to this Agreement shall be borne by the Stockholders when due.
     Section 10.7 Governing Law; Choice of Forum; Waiver of Jury Trial.
     (a) This Agreement shall be governed by the laws of the State of Delaware as to all matters including, without limitation, matters of validity, construction, effect, performance and enforcement and excluding any choice-of-law or conflicts-of-law principles that may require the application of the laws of another jurisdiction. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted only in federal or state court or courts located within the City of New York. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of each such court or courts located within the City of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable Law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an improper venue or an inconvenient forum.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH OF THE COMPANY, PARENT AND STOCKHOLDERS (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7(b).
     Section 10.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     Section 10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

     Section 10.10 Expenses.
     (a) All fees and expenses incurred in connection with the transactions contemplated hereby, including all legal, accounting, tax and financial advisory, consulting, investment banking and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (other than those expressly allocated herein) shall be the obligation of the party incurring such fees and expenses.
     (b) Notwithstanding any provision of this Agreement to the contrary, the parties hereto acknowledge and agree that the fees and expenses of the Escrow Agent shall be borne solely by Parent.
     Section 10.11 Miscellaneous. This Agreement, including the Exhibits and Schedules hereto and Related Documents, (a) constitute the entire agreement and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof or thereof; (b) is not intended to and shall not confer upon any other Person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the transactions contemplated hereby; and (c) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or by themselves individually.

PRINCIPAL STOCKHOLDERS: SAFEGUARD DELAWARE, INC.
By:	/s/
Name:
Title:

SAFEGUARD 2001 CAPITAL, L.P.
By:	/s/
Name:
Title:

SRA VENTURES, LLC
By:	/s/
Name:
Title:

SRA INTERNATIONAL, INC.
By:	/s/
Name:
Title:

SYSTEMS RESEARCH AND APPLICATIONS CORPORATION
By:	/s/
Name:
Title:

SAFEGUARD SCIENTIFICS, INC.
By:	/s/
Name:
Title:

PARENT: i-flex America, Inc.
By:	/s/
Name:
Title:

i-flex solutions, ltd.
By:	/s/
Name:
Title:

MANDARIN ACQUISITION CORP.
By:	/s/
Name:
Title:

THE COMPANY: Mantas, Inc.
By:	/s/
Name:
Title:

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